    As filed with the Securities and Exchange Commission on April 30, 1999
                                                         Registration 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              PUGET ENERGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                ---------------

          Washington                            4911                           applied for
(State or other Jurisdiction           (Primary Standard Industrial          (I.R.S. Employer
     of Incorporation or
        Organization)                   Classification Code Number)        Identification No.)

                            411--108th Avenue N.E.
                        Bellevue, Washington 98004-5515
                                (425) 454-6363
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                               WILLIAM S. WEAVER
                     President and Chief Executive Officer
                              Puget Energy, Inc.
                             411-108th Avenue N.E.
                        Bellevue, Washington 98004-5515
                                (425) 454-6363
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copy to:
                                  ANDREW BOR
                               Perkins Coie LLP
                         1201 Third Avenue, 48th Floor
                           Seattle, Washington 98101
                                (206) 583-8888

                                ---------------

  Approximate date of commencement of proposed sale to the public: Upon the effective date of the share exchange described in this registration statement.

  If any of the securities being registered on this form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                         Proposed
  Title of Each Class                    Maximum         Proposed       Amount of
  of Securities to Be    Amount to be Offering Price Maximum Aggregate Registration
       Registered         Registered   per Share(1)  Offering Price(1)     Fee
-----------------------------------------------------------------------------------
Common Stock, $0.01 par
 value per share.......   84,560,545    $24.09375    $2,037,380,631.00 $149,931(2)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f) and Rule 457(c) under the Securities Act using the average of the high and low sales prices of Puget Sound Energy Inc.'s common stock on April 28, 1999.

(2) The $566,392.00 registration fee is offset by the filing fee of $416,461.00 previously paid by Puget Sound Energy, Inc., pursuant to Rule 14a-6(i)(1) and 0-11 of the Securities Exchange Act of 1934, in connection with the filing of preliminary proxy materials on March 9, 1999. Accordingly, $149,931 is payable upon the filing of this registration statement.
                                ---------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             Proxy Statement of Puget Sound Energy, Inc.
                                and Prospectus of Puget Energy, Inc.

  [LOGO OF PUGET SOUND]       Notice of Annual Meeting of Shareholders
                                     to Be Held on June 23, 1999

                                  84,560,545 Shares of Common Stock
                                     (Par Value $.01 Per Share)

   Puget Sound Energy, Inc. is furnishing you this proxy statement and prospectus because you are a holder of PSE common stock. The board of directors of PSE is soliciting proxies for use at the PSE annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will convene at 10:00 a.m., Pacific time, on June 23, 1999, at the Meydenbauer Center, located at 11100 N.E. 6th Street, Bellevue, Washington. The voting stock of PSE consists of common stock, with each share of common stock being entitled to one vote per share. At the annual meeting, holders of record of PSE common stock at the close of business on April 16, 1999 will vote upon the following proposals:

  . The formation of a holding company structure, to be implemented through a plan of exchange whereby each share of PSE common stock will be automatically exchanged on a one-for-one basis for shares of Puget Energy, Inc. common stock, which shares will be listed on the New York Stock Exchange under the symbol "PSD";

  . The election of four directors who will each serve for a term of three years expiring on the date of the 2002 annual meeting; and

  . Any other business that may properly come before the meeting.

                               ----------------

   Your board of directors has unanimously approved the formation of a holding company and recommends that you vote "for" the holding company proposal and "for" the election of the nominees for director.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this proxy statement and prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

   This proxy statement and prospectus and the accompanying proxy card are dated April 30, 1999, and are first being mailed on or about May 5, 1999, to record holders of PSE common stock as of April 16, 1999.

                               ----------------

                               TABLE OF CONTENTS

Summary...............................    1
 Background of Puget Sound Energy,
  Inc. ...............................    1
 Summary of the Holding Company
  Proposal............................    1
Annual Meeting Information............    3
 Solicitation of Proxies..............    3
 Record Date and Voting Rights........    3
 Quorum and Voting Requirements.......    3
Proposal Number 1: The Holding Company
 Proposal.............................    5
 Reasons for the Holding Company
  Proposal............................    5
 Regulation of PSE and the Holding
  Company.............................    6
 Directors, Officers and Employees....    7
 Dividends............................    7
 Holding Company Capital Stock........    8
 Comparison of Shareholder Rights.....    8
 Possible Antitakeover Effects of
  Certain Provisions of the Articles
  of Incorporation and Bylaws of the
  Holding Company.....................   10
 Washington Statute...................   11
 Debt of PSE..........................   11
 Conditions to the Share Exchange.....   11
 Amendment or Termination.............   12
 Exchange of Stock Certificates.......   12
 Listing of Holding Company Common
  Stock...............................   12
 Stock Plans..........................   12
 Material Federal Income Tax
  Consequences........................   12
 Rights of Dissenting Shareholders....   13
 Validity of Holding Company Common
  Stock...............................   15

Proposal Number 2: Election of
 Directors............................  16
 Nominees Standing for Election.......  16
 Continuing Directors.................  17
 Structure and Compensation of Board
  of Directors........................  18
 Director Compensation................  19
Security Ownership of Directors and
 Executive Officers...................  20
 Beneficial Ownership Table...........  20
 Section 16(a) Beneficial Ownership
  Reporting Compliance................  20
Executive Compensation................  20
 Compensation and Retirement Committee
  Report..............................  20
 Stock Price Performance Graph........  23
 Summary Compensation Table...........  24
 Year-End Option Stock Appreciation
  Right Values........................  26
 Long-Term Incentive Plan Awards in
  1998................................  26
 Retirement Benefits Statement........  27
Employment Contracts, Termination of
 Employment and Change-in-Control
 Arrangements.........................  27
 Agreements...........................  27
 1995 Long-Term Incentive Compensation
  Plan................................  30
 Stock Appreciation Rights............  30
Independent Public Accountants........  30
Shareholder Proposals.................  31
Additional Information................  31
Appendix A--Plan of Exchange.......... A-1
Appendix B--Articles of
 Incorporation........................ B-1
Appendix C--Chapter 23B.13 of the
 Washington Business Corporation Act
 (Dissenters' Rights)................. C-1

                               ----------------

   You should rely only on the information contained or incorporated by reference in this proxy statement and prospectus. We have not authorized anyone to provide you with information that is different. This proxy statement and prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby. This proxy statement and prospectus does not constitute the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or the solicitation of an offer or a proxy. The delivery of this proxy statement and prospectus and any distribution of the securities offered hereby shall not, under any circumstances, create any implication that there has not been a change in the affairs of PSE since April 30, 1999.

                                    Summary

Background of Puget Sound Energy, Inc.

   Puget Sound Energy, Inc. is an investor-owned public utility incorporated in the state of Washington furnishing electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington State. On February 10, 1997, PSE completed a merger with the Washington Energy Company and its principal subsidiary, Washington Natural Gas Company. Seattle-based Washington Natural Gas provided natural gas distribution service in an area east of Puget Sound that includes Seattle, Tacoma, Everett, Bellevue and Olympia. Currently, PSE operates its utility business subject to regulation by the Washington Utilities and Transportation Commission, the Federal Energy Regulation Commission, and other governmental agencies. PSE's executive office is located at 411-108th Avenue N.E., Bellevue, Washington 98004-5515, and its telephone number is (425) 454-6363.

Summary of the Holding Company Proposal

   The holding company proposal is to adopt a public utility holding company structure for PSE and its subsidiaries. If the proposal is approved, PSE will become a subsidiary of Puget Energy, Inc., which will own all the common stock of PSE, and the current owners of PSE common stock will own Puget Energy common stock which will be publicly traded on the New York Stock Exchange. Puget Energy is referred to in this document as the "Holding Company."

   The following summary highlights the key information relating to the holding company proposal:

 . Reasons for the Holding    The primary purpose of the holding company
  Company Proposal           proposal is to allow PSE to separate its
                             regulated utility business from its other businesses, which will enhance the Holding
                             Company's ability to respond to the changing industry environment and will permit greater financing flexibility.

 . Management of the Holding  Initially, the same persons elected to the PSE
  Company board of directors will serve as the directors of the Holding Company, and the senior officers of the Holding Company also will be officers of PSE or one or more other subsidiaries of the Holding Company.

 . Rights of Holding Company  The rights of Holding Company shareholders will
  Shareholders               be governed by the Holding Company's articles of
                             incorporation and bylaws. The differences between PSE's articles of incorporation and bylaws and the Holding Company's articles of incorporation and bylaws are described in the section called
                             "Comparison of Shareholder Rights" on page 10 of this proxy statement and prospectus. PSE preferred shareholders will remain holders of PSE preferred stock.

 . The Holding Company's      Former holders of PSE common stock will receive
  Dividend Policy            dividends on Holding Company common stock
                             declared by the Holding Company board of directors, which are expected to be paid initially at the same annual rate of $1.84 per share and on the same quarterly schedule as now paid on PSE common stock.

 . Implementation of the      The holding company proposal will be implemented
  Holding Company Proposal   pursuant to the plan of exchange attached as
                             Appendix A to this proxy statement and
                             prospectus. We anticipate implementing the holding company proposal in the fourth quarter of 1999. Implementation is subject to shareholder approval, regulatory approvals that are satisfactory to PSE's board of directors and the listing of Holding Company common stock on the New York Stock Exchange.

 . Federal Tax Consequences   In the opinion of Perkins Coie LLP, PSE's
                             counsel, no gain or loss will be recognized by the Holding Company, PSE or the shareholders participating in the share exchange under federal income tax laws as a result of the implementation of the holding company proposal. Shareholders who properly exercise dissenters' rights and receive cash will generally recognize gain or loss.

 . Availability of            Holders of PSE common stock have dissenters'
  Dissenters' Rights         rights, which may entitle them to receive cash
                             for their shares if they dissent from the holding company proposal. In order to perfect dissenters' rights, you will be required to follow the procedure outlined in the section called "Rights of Dissenting Shareholders" on page 13 of this proxy statement and prospectus.

 . Vote Required to Approve   The holding company proposal must be approved by
  the Holding Company        vote of at least two-thirds of the outstanding
  Proposal                   shares of PSE common stock.

   The preceding summary of the key information of the holding company proposal does not contain all information about the holding company proposal. Additional information about the holding company proposal is also included in other sections of this proxy statement and prospectus. To understand the holding company proposal more fully, you should carefully read this entire document and the documents we refer to.

                           Annual Meeting Information

Solicitation of Proxies

 Persons Making the Solicitation

   The board of directors of PSE is soliciting the proxies in the form enclosed. William S. Weaver and James W. Eldredge, and each or either of them, are named as proxies. We may solicit your proxy by mail, personal interview, telephone, Internet and fax. We will request that banks, brokerage houses and other custodians, nominees or fiduciaries forward soliciting materials to their principals and obtain authorization for the execution of proxies. We will reimburse them for their expenses in forwarding and collecting proxies. Our officers, directors, employees and other agents may solicit proxies without compensation, except for reimbursement of expenses. PSE will pay all costs of solicitation of proxies.

   If we receive a proper proxy, your shares will be voted as you direct. If you do not provide any direction, your shares will be voted "for" all management proposals. If any other matters are properly presented at the annual meeting, the persons named in the proxy will vote in accordance with their best judgment. We are not aware of any matter to be presented for action at the annual meeting other than the election of directors and the holding company proposal.

   ChaseMellon Shareholder Services, L.L.C. will tabulate the votes and will act as inspector of election. No one will disclose the identity and vote of any shareholder unless legally required to do so.

 Revocability of Proxy

   You may revoke a proxy card at any time before it is voted by delivering a written notice to the Corporate Secretary or by signing and delivering another proxy card that is dated later. If you attend the annual meeting in person, you may revoke the proxy by giving notice of revocation to an inspector of election at the annual meeting or by voting at the annual meeting.

Record Date and Voting Rights

 Record Date

   Holders of record of outstanding common stock as of the close of business on April 16 1999, the record date, are entitled to receive notice of the annual meeting. As of April 16, 1999, there were approximately 84,560,545 shares of common stock outstanding.

 Voting Rights

   You are entitled to one vote for each share of common stock you held on the record date. In electing directors, however, you have the right to cumulate your votes. This means that you can multiply the number of votes you have by the number of directors to be elected, and then cast all your votes for one candidate or distribute them among any two or more candidates.

Quorum and Voting Requirements

 Quorum Requirements

   The holders of a majority of the shares of PSE common stock, present in person or represented by proxy at the annual meeting, constitute a quorum for the transaction of business. There must be a quorum for the meeting to be held.

 Voting Requirements

   If a quorum is present at the annual meeting, the four nominees for election as directors who receive the greatest number of votes cast by the shares present in person or represented by proxy at the annual meeting will be elected directors. The holding company proposal must be approved by the affirmative vote of at least two-thirds of the outstanding shares of PSE common stock.

 Effect of Broker Nonvotes and Abstentions

   Because brokers have discretion to vote shares they hold on behalf of beneficial owners in the election of directors, if they do not receive instructions, they will vote the shares as they see fit. There will be no broker nonvotes in the election of directors. Brokers do not have discretion to vote your stock on the holding company proposal. Only you or someone authorized in writing by you to do so can vote your stock. Abstentions and broker nonvotes with respect to approval of the holding company proposal will have the practical effect of a vote against approval of the holding company proposal.

                               Proposal Number 1:

                          The Holding Company Proposal

   The Holding Company is a Washington corporation that was incorporated for the purpose of implementing the holding company proposal. The mailing address of the principal executive offices of the Holding Company is P.O. Box 97034, Bellevue, Washington 98009-9734, and its telephone number is (425) 454-6363. The Holding Company has not had any previous business operations. The currently outstanding shares of Holding Company common stock are owned by PSE and will be canceled when the holding company proposal is implemented.

   After the share exchange, the Holding Company will own all the outstanding PSE common stock, and it also will own all the outstanding interests in PSE's subsidiaries. New businesses also may be operated as subsidiaries of, or as joint ventures or under other arrangements with, the Holding Company's subsidiaries and their affiliates. The investment performance of Holding Company common stock will depend on the results of operations of PSE and the Holding Company's other subsidiaries and affiliates.

   The Holding Company will finance its operations, investments in its subsidiaries and various transactions that may be undertaken, including possible acquisitions of or investments in other assets or companies and repurchases of Holding Company common stock, from dividends and other distributions it receives from its subsidiaries, borrowings, and the sale of equity or debt securities. As is the case under PSE's present corporate structure, there can be no assurance that the subsidiaries of the Holding Company will have earnings or pay any dividends to the Holding Company. PSE's utility business is expected to constitute the principal part of the Holding Company's earnings for the foreseeable future after the restructuring.

   The holding company proposal will be implemented pursuant to the plan of exchange attached as Appendix A to this proxy statement and prospectus. The plan of exchange provides that each share of PSE common stock outstanding immediately prior to the share exchange will be automatically exchanged for one share of Holding Company common stock. Each person who owns PSE common stock immediately before the share exchange will own the same number of shares of Holding Company common stock immediately after the share exchange.

Reasons for the Holding Company Proposal

   Your board of directors considers the proposed restructuring to be in the best interests of PSE and its shareholders because it will insulate PSE's utility business from its non utility businesses. At the same time, it will permit greater financing flexibility to respond to the changing business environment in the utility industry.

   The holding company structure is a well-established form of organization for companies engaging in multiple lines of business, and is increasingly prevalent in the utility industry. Many utilities are organized under a public utility holding company structure.

 Changing Industry Environment

   PSE has operated primarily as a traditional vertically integrated utility, responsible for constructing, owning and operating the utility generation, transmission and distribution facilities needed to serve its customers. The regulation of utilities and the markets that PSE has traditionally served are changing. The generation and sales activities of the traditional utility business are becoming less regulated and more competitive; the energy options for customers are expanding; and the challenges to existing utility operations are intensifying.

   In recent years, federal initiatives have promoted the development of competition in the generation, transmission and sale of electricity. In general, these initiatives have been designed to separate, or unbundle, the vertically integrated services that electric utilities traditionally have provided and to enable customers to purchase electricity directly from suppliers other than their local transmission or distribution utilities. For example, in 1996 and 1997, the Federal Energy Regulatory Commission issued its orders requiring electric utilities, including PSE, to file open access transmission tariffs that will make the utility transmission systems available to wholesale sellers and buyers of electric energy on a nondiscriminatory basis. Also, in recent years there have been legislative proposals for restructuring the retail electric industry in Washington. While we cannot predict the outcome of these proposals, they may lead to competition for retail electric sales in Washington.

   The corporate separation and financing flexibility afforded by a holding company structure will increase the Holding Company's ability to respond to changes in the electric industry, markets and regulation. When new business opportunities arise, we can operate them as Holding Company subsidiaries, enhancing the separation between PSE and those businesses. Such separation will insulate PSE and its customers from the risks associated with operating other businesses.

   With the exception of PSE, the Holding Company subsidiaries may encounter competitive and other business factors and different, and perhaps greater, investment risks than those involved in the utility business of PSE. Over time, however, PSE may also be affected by competitive factors and regulatory changes. There can be no assurance that these subsidiaries will be successful, or if unsuccessful, that they will not have an adverse effect on the Holding Company.

 Financing Flexibility

   We anticipate that the holding company structure also will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics and risks of the Holding Company's other businesses, without any impact on the capital structure of PSE. For example,

  . the Holding Company, in addition to receiving dividends from PSE, will be able to obtain funds through its own debt or equity financings. Its debt and/or equity will not be subject to direct regulation by the Washington Utilities and Transportation Commission or the Federal Energy Regulatory Commission.

  . PSE will be able to obtain funds through its own financings, which may include the issuance of debt or preferred stock, as well as the issuance of additional shares of PSE common stock to the Holding Company.

  . the other businesses may obtain funds from the Holding Company, from affiliates other than PSE or from their own outside financings.

   Of course, any financings will depend on the financial and other conditions of the entities involved and market conditions.

   In contrast to a holding company structure, PSE's current corporate structure cannot accommodate the same degree of financial separation because all business activities must either be part of the utility itself or be conducted in entities owned by the utility. As a result, any volatility in earnings associated with these other businesses will continue to be reflected in the present utility's financial results. In a holding company structure, these other businesses will be operated as Holding Company subsidiaries. PSE will be more effectively insulated from the potential volatility of these operations because the activities of sister companies of PSE will not be reflected in the utility's financial statements. Any unfavorable financial results or liabilities of these companies generally will not adversely affect PSE's equity capital.

Regulation of PSE and the Holding Company

   Following the restructuring, PSE will continue to operate its utility business subject to regulation by the Washington Utilities and Transportation Commission, the Federal Energy Regulatory Commission and other governmental agencies. The Utilities Commission regulates, among other things, PSE's rates for electric and gas sales, rates for service at retail and its financings. The FERC regulates, among other things, PSE's rates for electric sales at wholesale, rates for electric transmission and interconnections with other utilities.

   Both the Utilities Commission and the FERC approval is required in order to implement the holding company proposal. After the holding company proposal is approved by PSE's shareholders, PSE will apply for those approvals. The Utilities Commission and the FERC may impose restrictions on PSE or the Holding Company as a condition to their approval.

   The Holding Company will not be regulated by the Utilities Commission or the FERC as to rates. The rules or orders of those agencies impose restrictions on the Holding Company's transactions with PSE or PSE's transactions with the Holding Company's other subsidiaries. These restrictions include prior approval of some transactions. The Holding Company will be a "public utility holding company" under the Public Utility Holding Company act of 1935, as amended, or PUHCA.

   The staff of the SEC administers PUHCA. It has recommended that PUHCA be repealed. Several bills have been introduced in Congress to do this, but none has been enacted to date. Unless or until PUHCA is repealed, we intend to file an application with the SEC seeking an exemption under Section 3(a)(1) of PUHCA on two grounds:

   1. Both the Holding Company and PSE are organized and will carry on their businesses substantially in the state of Washington; and

   2. Neither the Holding Company nor PSE will derive any material part of its income from a public utility company subsidiary either organized or carrying on its business predominantly outside of the state of Washington.

   This exemption is available even though Holding Company subsidiaries will engage in interstate commerce. The exemption will exempt the Holding Company from the provisions of PUHCA, except Section 9(a)(2), which requires SEC approval for a direct or indirect acquisition of five percent or more of the voting securities of any other electric or gas utility company. SEC regulation under PUHCA is not expected to have a material impact on the Holding Company's or its subsidiaries' operations. To maintain this exemption, the Holding Company must file an exemption statement each year prior to March 1 with the SEC. The exemption may be revoked by the SEC if a substantial question of law or facts exists as to whether the Holding Company is within the parameters of the exemption, or if it appears that the exemption may be detrimental to the public interest or the interest of investors or consumers. PSE does not believe there is any basis upon which the SEC would deny or revoke its exemption from PUHCA.

Directors, Officers and Employees

   The directors who serve on the PSE board of directors are also directors of the Holding Company. In the future, the directors of PSE and the directors of the Holding Company may or may not be the same persons.

   Initially the senior officers of the Holding Company also will be officers of PSE or one or more other subsidiaries of the Holding Company. The Holding Company will initially have fewer than ten employees. In the future, the Holding Company may employ additional officers and employees.

Dividends

   Following implementation of the holding company proposal, former holders of PSE common stock will hold Holding Company common stock and receive dividends on Holding Company common stock when, as and if declared by the Holding Company board of directors. Dividends declared on PSE common stock will be paid to the Holding Company.

   Dividends on Holding Company common stock are expected to be paid initially at the same annual rate of $1.84 per share and on the same quarterly schedule as dividends are now paid on PSE common stock. The most recent dividend paid on PSE common stock was $.46 per share, on February 15, 1999.

   Dividends on Holding Company common stock will depend primarily on the dividends and other distributions that PSE and the other Holding Company subsidiaries pay to the Holding Company as well as the capital requirements of the Holding Company and its subsidiaries. The payment of dividends on PSE common stock is restricted by provisions of certain covenants applicable to preferred stock and long-term debt contained in PSE's restated articles of incorporation and electric and gas mortgage indentures. Future dividends will also depend on earnings, financial condition and other factors.

   PSE and the Holding Company each may issue additional preferred stock in the future to meet their capital requirements. Any Holding Company preferred stock and any PSE preferred stock may have preferential dividend rights over the common stock of such entities.

Holding Company Capital Stock

   The articles of incorporation of the Holding Company, which are attached as Appendix B to this proxy statement and prospectus, provide that the Holding Company is authorized to issue up to 250,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

   Immediately after the share exchange, the number of shares of Holding Company common stock outstanding will be equal to the number of shares of PSE common stock outstanding immediately prior to the share exchange. As of April 16, 1999, there were approximately 84,560,545 shares of PSE common stock outstanding.

   The Holding Company board of directors is authorized to issue Holding Company preferred stock periodically in series. In connection with the creation of each series, the Holding Company board of directors will determine the number of shares of the series, and the designations, relative rights, preferences and limitations of the series.

 Liquidation Rights

   Subject to any prior rights of Holding Company preferred stock (if any becomes outstanding), upon liquidation of the Holding Company, any remaining net assets of the Holding Company are distributable pro rata to the holders of Holding Company common stock.

 Voting Rights

   Holders of Holding Company common stock are entitled to one vote for each share.

 Transfer Agent, Registrar and Dividend Agent

   The transfer agent, registrar and dividend paying agent for Holding Company common stock will be ChaseMellon Shareholder Services.

   Immediately after the share exchange, the number of shares of Holding Company common stock outstanding will be equal to the number of shares of PSE common stock outstanding prior to the exchange.

Comparison of Shareholder Rights

   Material differences between the rights of holders of Holding Company common stock and those of holders of PSE common stock are summarized below.

 Authorized Shares

   The Holding Company articles of incorporation authorize the Holding Company to issue 250,000,000 shares of Holding Company common stock. In contrast, PSE is authorized to issue 150,000,000 shares of PSE common stock.

   PSE is also authorized to issue 3,000,000 shares of preferred stock, par value of $100 per share, 13,000,000 shares of preferred stock, par value of $25 per share, and 700,000 shares of preference stock, par value of $50 per share. As of April 16, 1999, there were 656,619 shares of $100 preferred stock outstanding, 3,600,000 shares of $25 preferred stock outstanding and no shares of preference stock outstanding. The Holding Company is authorized to issue 50,000,000 shares of Holding Company preferred stock, none of which will be outstanding immediately after the share exchange.

 Purpose

   The PSE restated articles of incorporation have a number of stated purposes. The Holding Company articles of incorporation do not define purposes, allowing the Holding Company to engage in any lawful activity for which corporations may be formed under the Washington Business Corporation Act.

 Classified Board

   The Holding Company articles of incorporation and bylaws provide that the board of directors shall consist of not less than nine or more than 15 persons. In addition, those articles of incorporation and bylaws provide that the board of directors will be divided into three classes, which shall be as nearly equal in number as possible, with directors in each class being elected for a three-year term. The PSE restated articles of incorporation and bylaws also provide for a classified board, except that the PSE bylaws provide that the board of directors may not consist of more than 25 persons.

 Special Meetings of Shareholders

   The Holding Company articles of incorporation provide that shareholders do not have the right to call special meetings. The PSE bylaws provide that a special meeting of shareholders may be called by the holders of 10% of the shares entitled to vote on any issue proposed to be considered at the special meeting.

 Advance Notice Prior to Shareholders Meeting Required

   The Holding Company bylaws require shareholders to provide advance notice of any business to be brought before a shareholders meeting. Such advance notice requirements may delay the ability of individuals to bring matters before shareholder meetings.

   The PSE articles of incorporation and bylaws, however, do not have advance notice provisions except that advance notice is required under the PSE bylaws for the nomination of directors.

 Cumulative Voting

   The Holding Company articles of incorporation do not provide for cumulative voting. Holders of PSE common stock currently may cumulate their votes in the election of directors.

 Preemptive Rights and Other Rights

   As is the case for holders of PSE common stock, the holders of Holding Company common stock have no preemptive rights.

 Indemnification and Limitation of Liability

   The Holding Company articles of incorporation provide that directors and officers shall be indemnified to the fullest extent permitted by applicable law. The Holding Company bylaws provide that, to the fullest extent permitted by applicable law, no director shall be personally liable to the Holding Company or its shareholders for monetary damages resulting from any action taken, or any failure to take any action, as a director. PSE's restated articles of incorporation and bylaws provide for the same level of indemnification for directors and officers.

 Shareholder Rights Plan

   On January 25, 1991, PSE adopted a shareholder rights plan pursuant to which holders of PSE common stock have been granted one right on each outstanding share of PSE common stock. The rights are not currently exercisable and will become exercisable only upon a public announcement that a person or group of affiliated or associated persons acquired beneficial ownership of 10% or more of the outstanding shares of PSE common stock and/or ten business days (or a later date determined by PSE's board of directors) following the commencement of, or the announcement of an intention to make, a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of PSE common stock.

   The rights could have certain antitakeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire PSE on terms not approved by PSE's board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by PSE's board of directors prior to the time that a person or group has acquired beneficial ownership of 10% or more of the PSE common stock because until such time the right may be redeemed by the PSE board of directors.

   The Holding Company has not adopted a similar plan, but may do so in the future.

Possible Antitakeover Effects of Certain Provisions of the Articles of Incorporation and
Bylaws of the Holding Company

 Additional Common Stock

   The Holding Company will be authorized to issue 100,000,000 more shares of common stock than PSE. Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of unissued Holding Company common stock and other provisions in the Holding Company articles of incorporation and bylaws could permit the Holding Company's board of directors to render more difficult or to discourage a merger, tender offer, proxy contest or other transaction aimed at obtaining control of the Holding Company.

 "Blank Check" Preferred Stock

   The Holding Company articles of incorporation authorize the issuance of 50,000,000 shares of Holding Company preferred stock. The board of directors has the full authority to determine the terms of any series of the Holding Company preferred stock. Although the Holding Company board of directors currently has no intention of doing so, shares of Holding Company preferred stock could be issued in a manner (for example, with disproportionate or class voting rights) that could have the effect of discouraging takeover attempts.

 No Cumulative Voting

   The Holding Company articles of incorporation do not provide for cumulative voting. The lack of cumulative voting could prevent directors from being elected by a relatively small group of shareholders.

 Classified Board

   The classified board provisions in the Holding Company articles of incorporation could have the effect of prolonging the time required for a shareholder or shareholders with significant voting power to gain majority representation on the board of directors. Where majority or supermajority board of directors approval is important to facilitate the success of a transaction, such as an interested shareholder business combination, the inability to immediately gain a majority representation on the board of directors at an annual meeting of shareholders could discourage takeovers and tender offers.

 No Ability for Shareholders to Call Special Meetings

   Under the Holding Company articles of incorporation, shareholders do not have the ability to call a special meeting of shareholders. The Holding Company bylaws provide that directors may only be removed for cause at a meeting called for that purpose. As a result, Holding Company shareholders do not have the ability to remove existing directors other than through election at annual meetings.

 Advance Notice Prior to Shareholders Meeting Required

   The advance notice requirements contained in the Holding Company's bylaws may delay the ability of shareholders to bring before shareholder meetings matters other than those that the board of directors of the Holding Company deems desirable and may provide sufficient time for the Holding Company to take appropriate steps to respond to such matters, or to prevent such business from being acted upon, if such response or prevention is thought to be necessary or desirable for any reason.

Washington Statute

   Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a target corporation, with certain exceptions, from engaging in certain significant business transactions with an acquiring person, which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. Prohibited transactions include the following:

  . a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

  . termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% of more of the shares; or

  . allowing the acquiring person to receive any disproportionate benefit as a shareholder.

   After the five-year period, a "significant business transaction" may occur, as long as it complies with certain "fair price" provisions of the statute. A corporation may not "opt out" of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of the Holding Company.

Debt of PSE

   The debts of PSE will continue as obligations of PSE following implementation of the holding company proposal. These debts will not become obligations of the Holding Company or the Holding Company's other subsidiaries.

Conditions to the Share Exchange

   In addition to approval of the holding company proposal by the holders of PSE common stock, the implementation of the plan of exchange is subject to the satisfaction of the following conditions:

  . regulatory approvals: all necessary orders, authorizations, approvals, exemptions or waivers from the Utilities Commission, the FERC, the SEC and all other applicable regulatory bodies, boards or agencies will have been received and remain in full force and effect, and will not include, in the sole judgment of the PSE board of directors, unacceptable conditions;

  . shares of Holding Company common stock to be issued in connection with the exchange will be listed, subject to official notice of issuance, by the New York Stock Exchange; and

  . the articles of share exchange will have been filed with the Secretary of State of the State of Washington pursuant to Section 23B.11.050 of the WBCA.

Amendment or Termination

   The PSE board of directors and the Holding Company board of directors may amend or terminate the plan of exchange or amend the Holding Company articles of incorporation or bylaws at any time prior to implementation of the holding company proposal. No amendment, however, may materially and adversely affect the rights of PSE's shareholders, as determined in the sole judgment of the PSE board of directors.

Exchange of Stock Certificates

   If the holding company proposal is implemented, it will not be necessary for holders of PSE common stock to exchange their existing stock certificates for certificates of Holding Company common stock. The certificates that represent shares of PSE common stock outstanding immediately before the implementation of the holding company proposal will automatically represent an equal number of shares of Holding Company common stock immediately after the implementation and will no longer represent PSE common stock. Thereafter, new certificates bearing the name of the Holding Company will be issued if and as certificates representing shares of PSE common stock outstanding immediately before the implementation of the holding company proposal are presented for exchange or transfer.

Listing of Holding Company Common Stock

   The Holding Company is applying to have Holding Company common stock listed on the New York Stock Exchange to trade under the symbol "PSD." It is expected that such listing will become effective when the holding company proposal is implemented. Quotations will be carried in newspapers as they have been for PSE common stock. Following implementation of the holding company proposal, PSE common stock will no longer trade on any stock exchange.

Stock Plans

   Pursuant to the plan of exchange, all shares of PSE common stock (including uncertificated whole and fractional shares) held under PSE's stock purchase and dividend reinvestment plan and PSE's other employee benefit plans holding PSE common stock and all contingent awards of shares, options on shares and deferred stock units under PSE's incentive and deferred compensation plans, will be automatically exchanged for an equal number of shares, contingent awards of shares, options on shares or deferred stock units for shares, of Holding Company common stock. The plans will be amended to provide for transactions in Holding Company common stock instead of PSE common stock. Approval of the holding company proposal by the holders of the PSE common stock will also be considered approval of this amendment to each of the plans.

Material Federal Income Tax Consequences

   No ruling from the Internal Revenue Service concerning the federal income tax consequences of the share exchange or the exercise of dissenters' rights will be requested. PSE received an opinion from Perkins Coie LLP to the effect that the share exchange qualifies, for federal income tax purposes, as a tax-free transaction described under Section 351(a) of the Internal Revenue Code of 1986, as amended. The opinion is based upon certain assumptions set forth in the opinion and representations by the management of PSE and the Holding Company. The opinion referred to above neither binds nor precludes the IRS from adopting a contrary position. No assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated.

   The share exchange will be treated as a transfer of all the outstanding PSE common stock by PSE shareholders to the Holding Company solely in exchange for all the outstanding Holding Company common stock, in a tax-free exchange described under Section 351 of the Code.

   No gain or loss will be recognized for federal income tax purposes by holders of PSE common stock who exchange their PSE common stock for Holding Company common stock pursuant to the plan of exchange. The aggregate tax basis of the Holding Company common stock received as a result of the share exchange will be the same as the shareholder's aggregate tax basis in the PSE common stock surrendered in the share exchange. The holding period of the Holding Company common stock received will include the holding period of the surrendered PSE common stock.

   PSE preferred stock will remain outstanding as preferred stock of PSE and no gain or loss will be recognized for federal income tax purposes by holders of PSE preferred stock as a result of the share exchange.

   Holders of PSE common stock who exercise dissenters' rights will recognize capital gain or loss equal to the difference between the cash received upon the exercise of their dissenters' rights and their tax basis in the PSE common stock, unless the cash received is treated as a dividend, given each holder's particular circumstances.

   Shareholders should consult their tax advisors to determine if, under the shareholders' particular circumstances, any cash received in connection with their exercise of dissenters' rights will be characterized as a dividend under
Section 302 of the Code.

   For federal income tax purposes, no gain or loss will be recognized by PSE solely as a result of the share exchange. No gain or loss will be recognized by the Holding Company for federal income tax purposes upon receipt of the PSE common stock.

   The United States federal income tax discussion set forth above is based on current law and may not apply for certain taxpayers subject to special treatment under the federal income tax laws (for example, foreign corporations and individuals who are not citizens or residents of the United States). The foregoing is not intended to be a comprehensive discussion of all possible federal income tax consequences of the share exchange, nor does it address those tax consequences that may be material to a shareholder based on his or her particular tax circumstances. Furthermore, this proxy statement and prospectus does not provide any information regarding the tax consequences of the share exchange under the tax laws of any state or any local or foreign jurisdiction. Holders of PSE common stock are urged to consult their own tax advisors with respect to the specific tax consequences of the share exchange.

Rights of Dissenting Shareholders

   A PSE shareholder who properly follows the procedures for dissenting and demanding payment for his or her PSE common stock pursuant to Chapter 23B.13 of the WBCA (as summarized below) may be entitled to receive in cash the "fair value" of his or her PSE common stock in lieu of the consideration provided in the Plan of exchange. The "fair value" of a dissenting PSE shareholder's shares will be the value of such shares immediately prior to the effective time of the exchange, excluding any appreciation or depreciation in anticipation of the exchange, unless exclusion would be inequitable. The "fair value" could be more than, equal to or less than the value of the consideration the shareholder would have received pursuant to the plan of exchange if the shareholder had not dissented. In the event the dissenting shareholder and the corporation cannot agree on the "fair value" of the dissenter's PSE common stock, "fair value" may ultimately be determined by a court in an appraisal proceeding.

   A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if the following conditions are satisfied:

  . the beneficial shareholder submits to PSE the record shareholder's written consent to dissent not later than the time the beneficial shareholder asserts dissenters' rights and

  . the beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

   To properly exercise dissenters' rights with respect to the plan of exchange, a holder of PSE common stock must take the following steps:

 Step 1: Deliver Written Notice of Intent to Demand Payment

   In order to properly exercise dissenters' rights, a dissenting shareholder must deliver written notice to PSE prior to the formal shareholder vote on the holding company proposal. The notice must state that the shareholder intends to demand payment of fair value of his or her shares. Written objections to the plan of exchange by holders of PSE common stock should be addressed to the Secretary of PSE at its headquarters at 411 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515.

 Step 2: Vote Against or Abstain From Voting on the Holding Company Proposal

   Any holder of PSE common stock who wishes to dissent from the plan of exchange and who executes and returns a proxy on the accompanying form must specify that such holder's shares are to be voted against the plan of exchange, or such proxy holder must abstain from voting such holder's shares in favor of the plan of exchange. If the shareholder returns a proxy without voting instructions, such holder's shares will automatically be voted in favor of the plan of exchange, and the shareholder will lose any dissenters' rights. Similarly, if the shareholder returns a proxy with instructions to vote in favor of the plan of exchange, the shareholder will lose any dissenter's rights.

 Step 3: Timely Deliver a Demand For Payment

   Within ten days after the effective time of the exchange, PSE will send a written dissenter's notice to each holder of PSE common stock who satisfied the requirements of the first two steps described above, which will include the following information:

  . where the payment demand must be sent;

  . a form of payment demand that includes the date of the first announcement to the news media or to shareholders of the terms of the plan of exchange and requires the person asserting dissenters' rights to certify whether or not such person acquired beneficial ownership of the shares before that date;

  . the date by which PSE must receive the payment demand, which date may not be less than 30 or more than 60 days after the dissenter's notice is delivered; and

  . where and when PSE common stock share certificates must be deposited.

   In order to exercise dissenters' rights, the demand for payment must be properly completed and returned to PSE, along with the shareholder's PSE common stock certificates, within the deadline set forth in the dissenters' notice.

 Step 4: Accept or Timely Reject Payment by PSE

   Within 30 days after the later of the effective time of the exchange or the date the payment demand is received, PSE will pay each dissenter who complied with the above conditions the amount that PSE estimates to be the fair value of the shareholder's shares, plus accrued interest. The payment must be accompanied by the following:

  . PSE's balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any, and

  . an explanation of how PSE estimated the fair value of the shares and how the interest was calculated.

   Notwithstanding the foregoing, with respect to shares acquired after the date of the first announcement to the news media or to shareholders of the terms of the plan of exchange, PSE may elect to withhold payment of the fair value of the dissenter's shares plus accrued interest, and, in such event, PSE will estimate after the effective time the fair value of the shares, plus accrued interest, and will offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand.

   A dissenter may notify PSE in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and demand payment of the dissenter's estimate, less any payment made, or, with respect to after-acquired shares for which PSE elected to withhold payment, reject PSE's offer of the fair value determined for such shares and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

  . The dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

  . PSE fails to make payment within 60 days after the date set for demanding payment; or

  . The plan of exchange is not effected, and PSE does not return the deposited PSE certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   A dissenter will be deemed to have waived the right to demand payment unless the dissenter notifies PSE of his or her demand in writing within 30 days after PSE makes or offers payment for the dissenter's shares.

   If a demand for payment remains unsettled, PSE will commence a proceeding in the Superior Court of King County, Washington within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If PSE does not commence such proceeding within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount demanded.

   PSE will make all dissenters, whether or not residents of Washington State, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. PSE may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in PSE's opinion, complied with the provisions of Chapter 23B.13. If the court determines that such shareholder has not complied with the provisions of Chapter 23B.13, the shareholder shall be dismissed as a party. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount paid by PSE or for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which PSE elected to withhold payment.

   The procedures set forth in Chapter 23B.13 must be followed exactly or dissenters' rights may be lost. Any shareholder contemplating the exercise of dissenters' rights is urged to review the full text of Chapter 23B.13, a copy of which is attached to this proxy statement and prospectus as Appendix C.

Validity of Holding Company Common Stock

   The validity of the shares of Holding Company common stock to be issued in the share exchange will be passed upon by Perkins Coie LLP, Seattle, Washington.

                               Proposal Number 2:

                             Election of Directors

   The number of directors is determined by the board of directors, but it may be changed by the shareholders. The board of directors has fixed the number of directors at twelve.

   The directors are divided into three classes so that each year approximately one-third of the directors are elected for a three-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our bylaws. At the annual meeting, the shareholders will elect four directors to serve for a term of three years expiring on the date of the 2002 annual meeting.

Nominees Standing for Election

   Proxies will be voted for the nominees listed below. If any nominee becomes unavailable to serve as a director, the persons named in the enclosed proxy can vote for or against any other nominee in accordance with their best judgment.

 Charles W. Bingham

   Mr. Bingham served as Executive Vice President of Weyerhaeuser Company (forest products industry) from 1981 until his retirement in July 1995 and Senior Vice President from 1972 to 1981. Mr. Bingham, age 65, has been a director of PSE since 1978.

 Robert L. Dryden

   Mr. Dryden has been a Director of PSE since the consummation of the merger of Washington Energy Company and Washington Natural Gas Company into PSE on February 10, 1997. Mr. Dryden, age 65, previously served as a director of Washington Energy Company and Washington Natural Gas Company from 1991 through February 10, 1997. He served as Executive Vice President, Airplane Production, Boeing Commercial Airplane Group, Seattle, Washington, from 1990 until his retirement in May 1998. Effective April 26, 1999, Mr. Dryden became President, Chief Executive Officer and Director of ConneXt, Inc. (a subsidiary of PSE). Mr. Dryden also serves as a director of U.S. Bancorp.

 John D. Durbin

   Mr. Durbin has been a principal in Olympic Capital Partners, Inc., an investment banking firm in Seattle, Washington, since October 1996. He served as President and Chief Executive Officer of Hostar International, Inc. from 1988 until his retirement in June 1995, and has been a General Partner of John Durbin & Associates since 1969. His prior positions include Chairman and President of CEC Equipment Company from 1982 to 1987 and Chairman of Spokane Truck Sales, Inc. from 1983 to 1987. Mr. Durbin, age 63, has been a Director of PSE since 1984 and also serves as a director of ConnexT, Inc. (a subsidiary of PSE) and UTILX Corporation.

 Sally G. Narodick

   Ms. Narodick has been a director of PSE since the consummation of the merger with Washington Energy Company and Washington Natural Gas Company. Ms. Narodick, age 53, previously served as a director of Washington Energy Company and Washington Natural Gas Company from 1989 through February 10, 1997. She is Chief Executive Officer and President of Apex Online Learning, Inc., a venture-backed internet distance learning company. Previously she served as a Consultant on Strategic Planning For Educational Technology software for IBM Corporation and was Chairman and Chief Executive Officer of Edmark Corporation from October 1989 to September 1996. She also serves as a director of Penford Corporation and Apex Online Learning, Inc.

Continuing Directors

   The following directors are not standing for reelection at this time:

 Douglas P. Beighle

   Mr. Beighle served as Senior Vice President of The Boeing Company (aerospace manufacturing and sales) from 1986 until his retirement on May 1, 1997. He served The Boeing Company as Vice President from 1980 to 1986. Mr. Beighle, age 66, has been a director of PSE since 1981 and also serves as a director of Washington Mutual, Inc., Active Voice Corporation and Simpson Investment Company (a privately held company). Mr. Beighle's term expires in 2001.

 Phyllis J. Campbell

   Ms. Campbell has been President of U.S. Bank, Washington (a financial institution) since 1993. She also served as Area President of U.S. Bank, Washington for Seattle-King County from 1992 to 1993, Executive Vice President and Manager from 1989 to 1992, and in various banking capacities since 1973. Ms. Campbell, age 47, has been a director of PSE since 1993 and also serves as a director of SAFECO Corporation, and she is a Regent of Washington State University. Ms. Campbell's term expires in 2001.

 Donald J. Covey

   Mr. Covey has been a director of PSE since the consummation of the merger with Washington Energy Company and Washington Natural Gas Company. Mr. Covey, age 70, previously served as a director of Washington Energy Company and Washington Natural Gas Company from 1982 through February 10, 1997. Mr. Covey served as Chairman of the Board of UNICO Properties, Inc. (property management), Seattle, Washington, from 1990 until his retirement in December 1994. Prior to that he served UNICO as Chief Executive Officer from 1983 to 1992 and President from 1975 to 1990. Mr. Covey's term expires in 2001.

 John W. Ellis

   Mr. Ellis has been Chairman of the Board and Chief Executive Officer of The Baseball Club of Seattle since 1992. He served as Chairman of the Board of PSE from 1987 to 1993 and as Chief Executive Officer from 1976 to 1992. Mr. Ellis, age 70, has been a director of PSE since 1969 and also serves as a director of SAFECO Corporation, Washington Mutual, Inc., UTILX Corporation and Associated Electric & Gas Insurance Services, Ltd. Mr. Ellis is also Chairman of the Board of Trustees of Seattle University. Mr. Ellis' term expires in 2000.

 Daniel J. Evans

   Mr. Evans has been Chairman of Daniel J. Evans Associates (consulting) since 1989. His prior positions include United States Senator, State of Washington, from 1983 to 1989 and Chairman, Pacific Northwest Power and Conservation Planning Council from 1981 to 1983. Mr. Evans, age 73, has been a director of PSE since 1990 and also serves as a director of Attachmate, Inc., Flow International Corporation, Tera Computer Company, Western Wireless Corporation and National Information Consortium. Mr. Evans will be appointed to fill a vacancy for a term that expires in 2000.

 Tomio Moriguchi

   Mr. Moriguchi has been a director of PSE since the consummation of the merger with Washington Energy Company and Washington Natural Gas Company. Mr. Moriguchi, age 62, previously served as a director of Washington Energy Company and Washington Natural Gas Company from 1988 through February 10, 1997 and has served as Chairman and Chief Executive Officer of Uwajimaya, Inc. (food and merchandise distributor), Seattle, Washington, since December 1994. Previously, he served as President of Uwajimaya, Inc.

from 1965 through December 1994. He also serves as a member of Seafirst Advisory Council and is President, Town and Country Travel, Inc., Seattle, Washington, President and Chairman of the Board of North American Post Publishing Company, Seattle, Washington, and director, Federal Reserve Bank of San Francisco/Seattle Branch. Mr. Moriguchi's term expires in 2000.

 Richard R. Sonstelie

   Mr. Sonstelie has been Chairman of PSE since February 10, 1997. His prior positions with the Company include President and Chief Executive Officer from 1992 to January 1998, President and Chief Operating Officer from 1991 to 1992, President and Chief Financial Officer from 1987 to 1991 and Executive Vice President from 1985 to 1987. Mr. Sonstelie, age 54, has been a Director of PSE since 1987 and also serves as Chairman of the Board of the Federal Reserve Bank of San Francisco/Seattle Branch and a director of ImageX.com (privately held), Utech Venture Capital Corporation and Edison Electric Institute. Mr. Sonstelie's term expires in 2000.

 William S. Weaver

   Mr. Weaver has been President and Chief Executive Officer of PSE since January 13, 1998. He has also served as Vice Chairman and Chairman of Unregulated Subsidiaries from February 10, 1997 to January 13, 1998. Prior to that he served as Executive Vice President and Chief Financial Officer of PSE since 1991. Before joining PSE, he was a partner in the law firm of Perkins Coie LLP. Mr. Weaver, age 55, has been a director of PSE since 1991.
Mr. Weaver's term expires in 2001.

Structure and Compensation of Board of Directors

   The PSE board of directors has four standing committees, which meet in addition to regular board of directors meetings. The names of these committees, their current memberships and a brief statement of their principal responsibilities are presented below.

 Board of Directors Meetings

   The board of directors met seven times during 1998. Each director attended at least 85% of these meetings and the meetings of committees on which he or she served. Directors attended, on average, 95% of all board and committee meetings during 1998.

 Audit Committee

   Douglas P. Beighle (Chairperson), Charles W. Bingham, Donald J. Covey, John
D. Durbin, Daniel J. Evans and Tomio Moriguchi serve on the audit committee. The audit committee reviews the annual report of the independent auditors, evaluates our external and internal audit functions, recommends to the full board of directors the retention of independent auditors and oversees other auditing matters. The audit committee met four times during 1998.

 Director Affairs Committee

   Daniel J. Evans (Chairperson), Phyllis J. Campbell and Donald J. Covey serve on the director affairs committee. The director affairs committee acts and makes recommendations regarding selection of director candidates, director tenure, committee assignments and director compensation. Shareholders may nominate candidates for election to the board of directors by notifying the corporate secretary prior to each annual meeting. The committee seeks director candidates with recognized achievements, skills and experience that will enhance the board of directors. The director affairs committee met twice during 1998.

 Compensation and Retirement Committee

   Sally G. Narodick (Chairperson), Douglas P. Beighle, Phyllis J. Campbell, Robert L. Dryden and John D. Durbin serve on the compensation and retirement committee. The compensation and retirement committee acts and makes recommendations to the board of directors with respect to executive compensation, the retirement plan and other benefit plans for employees. The compensation and retirement committee met five times during 1998.

 Strategic Opportunities Committee

   John D. Durbin (Chairperson), Douglas P. Beighle, Phyllis J. Campbell, Robert L. Dryden, John W. Ellis and Sally G. Narodick serve on the strategic opportunities committee. The strategic opportunities committee acts and makes recommendations to the board of directors with respect to new business development matters. The strategic opportunities committee met four times during 1998.

Director Compensation

   PSE pays directors who are not PSE employees a quarterly retainer of $6,250 plus $800 for each board and committee meeting the director attends. At least 40% of quarterly retainer payments are made in common stock. Directors can elect to receive 100% of their retainer payments in common stock, or to defer receipt of shares under the PSE Directors' Stock Plan. We also pay the chairpersons of the board committees additional quarterly retainers of $500 each. We do not pay any compensation to directors who are also employees for duties performed as directors. We pay Mr. Sonstelie, as Chairman of the Board, under the terms of his employment agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

             Security Ownership of Directors and Executive Officers

Beneficial Ownership Table

   The following table shows the number of shares of common stock beneficially owned on March 31, 1999 by each director and nominee, by each executive officer named in the summary compensation table and by the directors and executive officers as a group. No director or executive officer owns more than 1% of the outstanding shares of common stock. We are not aware of any person who beneficially owns 5% or more of the common stock.

                                                  Number of       Number of
                                                 Beneficially  Share Interests
   Name                                          Owned Shares       Held
   ----                                          ------------  ---------------
   Douglas P. Beighle...........................     3,718            487(1)
   Charles W. Bingham...........................     3,415            380(1)
   Phyllis J. Campbell..........................     1,000            609(1)
   Donald J. Covey..............................     5,381          2,482(1)
   Robert L. Dryden.............................     4,105          1,612(1)
   John D. Durbin...............................     2,792            514(1)
   John W. Ellis................................    31,509(2)         487(1)
   Daniel J. Evans..............................     1,000            647(1)
   Tomio Moriguchi..............................       736          2,604(1)
   Sally G. Narodick............................       258          2,172(1)
   Richard R. Sonstelie.........................    13,386(2)       6,996(3)
   William S. Weaver............................    23,174(2)       3,180(3)
   Richard L. Hawley............................     3,806(2)         504(3)
   Timothy J. Hogan.............................     7,268(2)      17,720(3)(4)
   Stephen A. McKeon............................     5,135(2)       1,258(3)
   Gary B. Swofford.............................     8,608(2)       1,590(3)
   All directors and executive officers.........   115,290(2)      43,242(3)(4)

--------
(1) Represents stock units under the PSE Directors' Stock Plan.

(2) Includes shares credited under the PSE Investment Plan for Employees.

(3) Represents vested and unvested stock units under the PSE Deferred Compensation Plan.

(4) Includes 16,956 shares subject to unexercised stock options granted by the Washington Energy Company prior its merger with PSE, which were converted into options to purchase common stock at the Merger exchange ratio of .86 to 1.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to report their stock holdings and transactions to the Securities and Exchange Commission. To our knowledge, based on our review of these reports and written representations that no other reports were required, all our directors and officers who are subject to the Section 16 reporting requirements filed the required reports on a timely basis in 1998.

                             Executive Compensation

Compensation and Retirement Committee Report

   The board of directors delegates responsibility for executive compensation to the compensation and retirement committee. The committee's members are Sally
G. Narodick (Chairperson), Douglas P. Beighle, Phyllis J. Campbell, Robert L. Dryden and John D. Durbin, none of whom is an employee or participates in the compensation programs described here for executives. The committee establishes compensation for the

President and Chief Executive Officer and reviews and approves the President and Chief Executive Officer's recommendations regarding compensation of the other executive officers.

   In determining executive compensation, the committee considers the pay practices in comparable companies in the electric and combination gas and electric utility industries. The committee believes that executive compensation packages should do the following:

  . attract and retain outstanding executives by providing compensation opportunities consistent with those offered by the electric and combination gas and electric utility industries for similar positions;

  . place a significant portion of each executive's total pay at risk to motivate executives to achieve Company and individual performance goals;

  . tie incentive compensation to favorable operating results and align the interests of executive officers with the long-term interests of the shareholders;

   In making compensation decisions, the committee reviews appropriate market compensation indices. The principal source of this data is a selection of comparable companies from the Edison Electric Institute's comprehensive, industrywide annual survey of management pay. These companies are part of the Edison Electric Institute's Combination Gas & Electric Investor-Owned Utilities Index presented in the Stock Price Performance Graph on page 23.

   The committee's compensation philosophy encompasses a mix of base salary and annual and long-term incentive programs. The committee designs the total package to provide participants with appropriate incentives to achieve current performance goals as well as the long-term objective of enhancing shareholder value. Long-term incentives comprise the largest portion of each executive's incentive pay.

 Base Salary

   Generally, base salaries for executives are administered on a subjective individual basis by the committee using as a guideline median salary levels in the Edison Electric Institute's comprehensive, industrywide annual survey of management pay for companies whose annual revenues are between 1.0 billion and
4.5 billion dollars. Base salaries are also determined with respect to two of the named executive officers by the terms of their employment agreements.

 Annual Incentive Compensation

   In 1998, Mr. Weaver initiated a companywide effort to identify specific, highly focused, commercially oriented goals and measures that, if achieved, would lead to the attainment of PSE's broad strategic goals. As a result of this process, the committee established goals and measures for participants in PSE's annual Pay at Risk Plan.

   All executive officers participate in the annual Pay at Risk Plan. This plan is designed to provide financial incentives to executives for achieving desired annual operating results. For 1998, the targeted opportunity for awards from this plan varied by executive officer: Mr. Weaver's target was 45% of base salary; Mr. Hawley's and Mr. McKeon's were 35%; Mr. Hogan's and Mr. Swofford's were 30%; and Mr. Sonstelie's was 40%.

   The primary measure for the named executive officers was earnings per share. For Messrs. Weaver, Hawley and Sonstelie, 100% of the award was based on EPS performance. For Mr. McKeon, 75% of the award was based on EPS, with the remaining 25% divided among four other specific goals. For Messrs. Hogan and Swofford, 50% of the award was based on EPS and 50% was based on the weather-adjusted earnings contribution of the business units they each lead. EPS and the applicable business unit earnings contribution did not achieve minimum funding levels. Three of the four additional goals that comprise 25% of Mr. McKeon's award did achieve funding status.

 Long-Term Incentive Compensation

   The 1995 Long-Term Incentive Compensation Plan, approved by shareholders in 1995, links compensation to the growth of shareholder value. Under this plan, the committee awarded contingent grants of common stock to executives and key employees. PSE will pay 1998 awards in stock at the end of a four-year period ending December 31, 2001, based on PSE's cumulative four-year total shareholder return relative to the Edison Electric Institute's Combination Gas & Electric Investor-Owned Utilities Index used in the Stock Price Performance Graph. The number of shares delivered at the end of the four-year cycle will range from zero to 175% of the contingent grant. Dividend equivalents are accrued during the performance period and paid out in cash when and to the extent the related performance shares are paid. The Long-Term Incentive Plan Awards in 1998 table shows the awards made in 1998 to the named executive officers for the four-year performance cycle ending December 31, 2001. The Summary Compensation Table shows the payout of awards for the four-year cycle ended December 31, 1998.

   As part of its long-term incentive program, the committee has also established stock ownership guidelines for officers and key managers that range from 50% of base salary to two times base salary for the named executive officers.

   Before 1995, participants in PSE's Long Term Incentive Program for Senior Management could receive Performance Share Units and Stock Appreciation Rights, both of which are payable only in cash. The Summary Compensation Table shows the payout of PSUs for the participating named executives for the four-year performance cycle ended on December 31, 1997. No PSU awards were paid in 1996. The Year-End Option/SAR Values table shows the year-end values of all outstanding SARs held by the participating named executive officers.

 Chief Executive Officer Compensation

   Mr. Weaver was named Chief Executive Officer in January 1998. His base salary was set at $550,000 on January 13, 1998.

   During 1998, Mr. Weaver's leadership and focus on companywide goals resulted in significant improvement in financial results and increased shareholder value, with a net increase in EPS of 19% over the prior year (exclusive of merger-related and other one-time charges). Earnings per share for 1998 exceeded the annual dividend rate. Mr. Weaver did not receive an annual incentive award pursuant to the 1998 Pay at Risk Plan because EPS results were below the challenging threshold established for an incentive payout. The threshold would have been achieved except for the adverse effect of unusually warm weather during the first quarter of 1998. Because this award was not paid, Mr. Weaver's annual cash compensation for 1998 fell well below the median for chief executive officers of comparable companies in the Edison Electric Institute's survey.

 Additional Information

   Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and four other most highly compensated executive officers, unless that compensation is deferred or is considered performance-based. The compensation disclosed in this proxy statement qualifies for deductibility under Section 162(m), and we expect that executive compensation for 1999 will qualify for deductibility. We intend to continue structuring executive officer compensation to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

                                          Sally G. Narodick, Chairperson
                                          Douglas P. Beighle
                                          Phyllis J. Campbell
                                          Robert L. Dryden
                                          John D. Durbin

Stock Price Performance Graph

   The chart below compares the five-year cumulative total shareholder return (share price appreciation plus reinvested dividends) on our common stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Edison Electric Institute's Combination Gas & Electric Investor-Owned Utilities Index.

                       [PERFORMANCE GRAPH APPEARS HERE]
                            PERFORMANCE GRAPH DATA

            Puget        EEI Gas &
            Sound        Electric       S&P 500
Year        Energy        Index          INDEX
----        ------       ---------      -------
1993       $100.00        $100.00       $100.00
1994         88.54          87.12        101.32
1995        110.90         110.96        139.40
1996        123.52         110.27        171.40
1997        166.20         142.54        228.59
1998        163.94         165.62        293.92

Five-Year Cumulative Total Return

   This comparison assumes $100 were invested on December 31, 1993, in each of the following:

  . our common stock,

  . the S&P 500 Stock Index, and

  . the EEI Combination Gas & Electric Investor-Owned Utilities Index.

   The graph then observes, in each case, stock price growth and dividends paid (assuming dividends were reinvested) over five years.

   The board of directors and its compensation and retirement committee recognize that many factors influence the market price of stock, one of which is PSE performance. The returns shown on the graph do not necessarily predict future performance.

Summary Compensation Table

   The following information is furnished for the years ended December 31, 1998, 1997 and 1996 with respect to PSE's President and Chief Executive Officer, each of the four most highly compensated executive officers of PSE during 1998, each of whose salary and bonus exceeded $100,000, and its Chairman of the Board and former Chief Executive Officer. Annual compensation includes amounts deferred at the officer's election.

                                                              Long-Term
                                   Annual Compensation       Compensation
                              ------------------------------ ------------
                                                Other Annual                All Other
   Name and Principal          Salary   Bonus   Compensation LTIP Payouts  Compensation
  Position in 1998(1)    Year   ($)      ($)        $(2)         ($)           ($)
  -------------------    ----  ------  -------- ------------ ------------  ------------
W. Weaver............... 1998 $532,971        0                $109,933(3)   $ 35,456(6)
 President and           1997  299,598        0                 208,046(4)    128,549
 Chief Executive Officer 1996  260,004 $100,000                                13,608

R. Hawley............... 1998  225,000        0                  21,987(3)     81,985(7)
 Vice President and
 Chief Financial Officer

T. Hogan................ 1998  184,309        0                  26,384(3)     13,458(8)
 Vice President          1997  161,144   27,100   $31,360        84,329(5)     24,249
 System Operations

S. McKeon............... 1998  283,941   25,800                  43,516(3)     21,038(9)
 Vice President and      1997  140,320   22,750                              $ 29,154
 General Counsel

G. Swofford............. 1998  189,429        0                  54,967(3)     13,337(10)
 Vice President and
  Chief                  1997  181,333   13,875                 132,719(4)    130,851
 Operating Officer--
  Delivery               1996  165,000   45,000                                 6,593

R. Sonstelie............ 1998  500,091        0                 241,853(3)     32,859(11)
 Chairman                1997  483,903        0                 466,310(4)    127,487
                         1996  400,008  155,000                                17,604

--------
 (1) Mr. Hawley became an executive officer of PSE in March 1998. Mr. Hogan became an executive officer of PSE in February 1997. The table includes the following amounts paid to Mr. Hogan in 1997 by the Washington Energy Company prior its merger with PSE: Salary, $11,334; Bonus, $13,600; and LTIP payouts, $84,329. Mr. McKeon became an executive officer of PSE in June 1997. Mr. Sonstelie was Chief Executive Officer of PSE until January 13, 1998, at which time Mr. Weaver became President and Chief Executive Officer.

 (2) Except as noted in the table, the aggregate amount of prerequisites or personal benefits was less than the required reporting threshold (the lesser of $50,000 and 10% of annual salary and bonus for the named executive officer). The amount shown for Mr. Hogan includes $27,200 for a one-time-only vehicle allowance associated with PSE's policy of not providing executives with company-purchased automobiles.

 (3) The amounts for 1998 represent payment of LTIP awards for the four-year performance cycle ended on December 31, 1998, which consist of (a) unrestricted shares and restricted shares, valued as of the December 31, 1998 closing price of $27.875, plus (b) a total dividend amount of $7.36 per share during the four-year performance period multiplied by the total number of restricted and unrestricted shares. The number and value of restricted and unrestricted shares for each of the named executive officers is as follows:

                                                    Unrestricted    Restricted
                                                       Shares         Shares
                                                   -------------- --------------
    Name                                           Number  Value  Number  Value
    ----                                           ------ ------- ------ -------
    W. Weaver..................................... 1,560  $43,485 1,560  $43,485
    R. Hawley.....................................   312    8,697   312    8,697
    T. Hogan......................................   374   10,425   374   10,425
    S. McKeon.....................................   617   17,199   617   17,199
    G. Swofford...................................   780   21,743   780   21,743
    R. Sonstelie.................................. 3,432   95,667 3,432   95,667

 (4) The amounts for 1997 represent payment of a performance share unit award for the four-year cycle ended on December 31, 1997. The PSU award entitled the holder to receive a cash payment equal to (a) the average market price of one share of common stock during the month of December of the last year of the four-year cycle, plus (b) the aggregate dividends with respect to one share of common stock from January 1 of the year in which the PSU award is made until the last day of the last month of the four-year cycle. The number of PSUs on which values were paid was based on PSE's four-year average total shareholder return relative to the companies in the EEI 100 Index of Investor-Owned Electrics.

 (5) The amount for 1997 represents payment of performance shares granted by the Washington Energy Company prior its merger with PSE, whose vesting was accelerated upon consummation of the Merger.

 (6) Represents $8,000 match under the Investment Plan for Employees; $18,333 match under the Investment Plan make-up; and $9,123 imputed income on life insurance.

 (7) Represents $7,500 match under the Investment Plan for Employees; $4,500 match under the Investment Plan make-up; $1,972 imputed income on life insurance; $28,013 pursuant to Mr. Hawley's employment agreement to compensate for LTIP payouts below $50,000; and $40,000 in connection with the commencement of his employment.

 (8) Represents $3,892 match under the Investment Plan for Employees; $7,976 match under the Investment Plan make-up; and $1,590 imputed income on life insurance.

 (9) Represents $7,624 match under the Investment Plan for Employees; $10,777 match under the Investment Plan make-up; and $2,637 imputed income on life insurance.

(10) Represents $4,498 match under the Investment Plan for Employees; $7,700 match under the Investment Plan make-up; and $1,139 imputed income on life insurance.

(11) Represents $6,000 match under the Investment Plan for Employees; $24,000 match under the Investment Plan make-up; and $2,859 imputed income on life insurance.

Year-End Option/Stock Appreciation Right Values

   The following table shows the number of outstanding unexercised options and SARs held by the participating named executive officers at the end of 1998. No options or SARs were granted or exercised in 1998.

                       Number of Shares Underlying Value of Unexercised In-the-
                       Unexercised Options/SARs at Money Options/SARs at Fiscal
                           Fiscal Year-End (#)             Year-End ($)
   Name                 Exercisable/Unexercisable  Exercisable/Unexercisable(1)
   ----                --------------------------- ----------------------------
   W. Weaver..........        16,900/1,800                $43,796/25,650
   R. Hawley..........                 --                            --
   T. Hogan...........            16,957/0                     131,363/0
   S. McKeon..........                 --                            --
   G. Swofford........         4,400/1,200                   8,614/8,550
   R. Sonstelie.......        35,840/3,600                 68,730/25,650

--------
(1) Amounts are the number of options/SARs multiplied by the difference between the closing price of the common stock on December 31, 1998 of $27.875 per share, minus the exercise or base price for that option/SAR. There is no guarantee that these options/SARs will have this value when and if they are exercised.

Long-Term Incentive Plan Awards in 1998

   The following table presents grants we made to the named executive officers under our 1995 Long-Term Incentive Compensation Plan during 1998.

                                                         Estimated Future Share
                                                                Payouts
                                Number of Period Until  ------------------------
                                 Shares   Maturation or Threshold Target Maximum
   Name                          (#)(1)      Payout        (#)     (#)     (#)
   ----                         --------- ------------- --------- ------ -------
   W. Weaver...................  16,150      4 years         0    16,150 28,263
   R. Hawley(2)................   6,400      4 years         0     6,400 11,200
   T. Hogan....................   2,900      4 years         0     2,900  5,075
   S. McKeon(3)................   6,400      4 years         0     6,400 11,200
   G. Swofford.................   2,900      4 years         0     2,900  5,075
   R. Sonstelie................   6,580      4 years         0     6,580 11,515

--------
(1) Awards are contingent grants of common stock. The number of shares delivered at the end of the four-year cycle will range from zero to 175% of the contingent grant. The actual payout depends on our four-year total shareholder return compared to the returns reported in the Edison Electric Institute's Combination Gas & Electric Investor-Owned Utilities Index. To receive 100% of the grant, we must perform at the 55th percentile among Edison Electric Institute's 100 companies. To receive 175% of the grant, we must perform at or above the 85th percentile ranking. Dividend equivalents are accrued during the performance period and paid out in cash when and to the extent the performance shares are paid.

(2) In addition to the 1998 grant shown here, Mr. Hawley also received 1,200 shares for the December 1995-1998 LTIP cycle, 2,800 shares for the 1996-1999 cycle and 4,400 shares for the 1997-2000 cycle, reflecting a prorated participation in those plan cycles.

(3) In addition to the 1998 grant shown here, Mr. McKeon also received 2,375 shares for the 1995-1998 LTIP cycle, 3,358 shares for the 1996-1999 cycle, and 5,240 shares for the 1997-2000 cycle, reflecting a prorated participation in those plan cycles.

Retirement Benefits Statement

   The table below presents estimated retirement benefits for the named executive officers, assuming retirement on January 1, 1999 at age 62 after selected periods of service. The table lists the estimated aggregate values under our funded pension plan, Supplemental Executive Retirement Plan, Washington Natural Gas Nonqualified Retirement Plan benefits, the SERP pension-type rollover accounts in the Deferred Compensation Plan and the Cash Balance Restoration Matching Account within the Deferred Compensation Plan. Social Security benefits will not be deducted from the amounts shown in the table.

               Estimated Annual Benefit Upon Retirement at Age 62

                                                      Years of Credited Service
  Final Average                                       --------------------------
   Compensation                                           5       10       15+
  -------------                                       -------- -------- --------
       $100,000...................................... $ 16,667 $ 33,333 $ 50,000
        200,000......................................   33,333   66,667  100,000
        300,000......................................   50,000  100,000  150,000
        400,000......................................   66,667  133,333  200,000
        500,000......................................   83,333  166,667  250,000
        600,000......................................  100,000  200,000  300,000

   The named executive officers have the following years of credited service as of December 31, 1998: W. Weaver, 30.5; R. Hawley, 0.75; T. Hogan, 22.33; S. McKeon, 1.58; G. Swofford, 31.42, and R. Sonstelie, 24.5. Under their employment agreements, if Mr. Hawley and Mr. McKeon complete five years of service they will be treated as if they have completed 15 years of credited service.

   Estimated aggregate benefits are based on the following formula: 3 1/3% times years of credited service times average annual compensation (salary plus bonus) for the highest three calendar years in the last five complete calendar years prior to retirement, except that Mr. Weaver's benefits are based on the average of his highest 24 consecutive months of compensation and Mr. Hawley's and Mr. McKeon's benefits are based on the annual average of their highest 36 consecutive months of salary paid or payable plus the average of their highest three annual bonuses paid or payable. Also, $50,000 of Mr. Hawley's LTIP-related payouts are treated as salary. See the section called "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

   The three-year averages (24-consecutive-month average for Mr. Weaver and 36-consecutive-month average for Messrs. Hawley and McKeon) as of December 31, 1998 for the named executive officers were: $499,271 for Mr. Weaver; $353,330 for Mr. Hawley; $189,853 for Mr. Hogan; $273,619 for Mr. McKeon; $282,322 for Mr. Swofford; and $559,667 for Mr. Sonstelie.

                Employment Contracts, Termination of Employment
                       and Change-in-Control Arrangements

Agreements

   PSE has entered into agreements with Messrs. Weaver and Swofford under which they will receive special payments and benefits if the following occur:

  . in the case of Mr. Weaver, employment terminates for any reason sooner than his normal retirement date which, in accordance with PSE's policy, is when Mr. Weaver reaches the age of 62, and

  . in the case of Mr. Swofford, prior to February 10, 2000, Mr. Swofford terminates his employment for "good reason," PSE terminates his employment "without cause" or his employment terminates due to death or disability.

   Upon any such terminations, Messrs. Weaver and Swofford would be entitled to receive the following payments and benefits:

     a. annual base salary and accrued benefits earned through termination, plus a pro rata share of any incentive compensation accrued through the date of termination, regardless of whether such amounts are vested or payable on that date;

     b. an amount equal to three times annual base salary, plus any additional compensation awarded for the year most recently ended;

     c. continued participation for three years in employee benefit plans or provision for substantially similar benefits;

     d. a cash payment at normal retirement date of the actuarial equivalent of the additional retirement compensation they would have earned had employment continued for three more years;

     e. a payment equal to the difference between the exercise prices of any outstanding options or similar rights (whether or not then fully exercisable) and the higher of (a) the market price of the common stock on the date of termination and (b) the highest price per share actually paid in connection with any change in control;

     f. a payment equal to the value of the target number of shares payable upon full vesting of all outstanding performance awards, whether or not such awards were then fully vested or payable; and

     g. a cash payment equal to any excise taxes payable by them due to excess parachute payments, plus the tax expense to them resulting from this payment.

   In addition, Mr. Weaver's agreement provides that his benefits under the SERP will be based on his average compensation for his highest consecutive 24 months of service. Mr. Swofford also will be paid a retention incentive benefit based on continued employment for an extended period following the merger of PSE and the Washington Energy Company equal to three times his annual base salary in 1996, plus the bonus paid in 1996. The incentive benefit will vest in three equal installments after one year, three years and five years of continued employment after the merger. The vested portion of the incentive benefit will be paid in equal monthly installments over a three-year period beginning on the date his employment terminates.

   Effective March 16, 1998, PSE entered into an employment agreement with Mr. Hawley to secure his services as Vice President and Chief Financial Officer. The agreement has a term of five years. Mr. Hawley will receive a minimum annual base salary of $300,000. He also will participate in PSE's Pay at Risk Plan, with a target award of at least 35% of base salary, and in PSE's 1995 Long-Term Incentive Compensation Plan, with a target of at least 40% of base salary and grants of 1,200 performance units for the 1995-1998 cycle, 2,800 performance units for the 1996-1999 cycle, 4,400 performance units for the 1997-2000 cycle and 6,400 performance units for the 1998-2001 cycle, and a cash payment of the difference between $50,000 and the settlement value for such awards.

   In addition, Mr. Hawley's agreement provides that if he completes five years of service to the Company, then his benefits under the SERP will be calculated as if he had completed 15 years of service to the Company (regardless of the number of years of service he actually completes). His agreement also provides that his benefits under the SERP will be based on the sum of (a) the annual average of his highest 36 consecutive months of salary paid or payable and (b) the average of his highest three annual bonuses paid or payable. Under his agreement, the $50,000 minimum annual award to which Mr. Hawley is entitled with respect to the 1995 Long-Term Incentive Compensation Plan will be treated as salary for purposes of calculating his SERP benefits.

   Mr. Hawley will receive special payments and benefits if his employment terminates under certain circumstances. If PSE terminates Mr. Hawley's employment without cause prior to the end of the term of the agreement, Mr. Hawley will receive the following payments:

     a. annual base salary and accrued benefits earned through termination, plus a pro rata share of any incentive compensation accrued through the date of termination, regardless of whether such amounts are vested or payable on that date, and

     b. continuation of his base salary for two years, plus $50,000 per year.

   If Mr. Hawley's employment terminates for any reason within three years after a change in control, Mr. Hawley will receive, in lieu of the benefits described above, substantially the same type of payments and benefits as described in sections (a) through (g) of the paragraph regarding benefits payable to Messrs. Weaver and Swofford. Implementation of the holding company proposal will not constitute a change in control for purposes of Mr. Hawley's employment agreement.

   Mr. Hogan entered into an agreement effective as of August 17, 1995 with the Washington Energy Company that PSE has assumed. Under that agreement, Mr. Hogan would receive the same type of payments and benefits as described in sections
(a) through (f) of the paragraph regarding benefits payable to Messrs. Weaver and Swofford if he terminates his employment for good reason or PSE terminates his employment without cause within three years following a change in control. Implementation of the holding company proposal will not constitute a change in control for purposes of Mr. Hogan's agreement.

   Effective June 2, 1997, PSE entered into an employment agreement with Mr. McKeon to secure his services as Vice President and General Counsel. The agreement has an initial term of three years and will be extended for two more one-year periods unless we or Mr. McKeon give written notice of termination not less than six months before the applicable anniversary date. Mr. McKeon will receive a minimum annual base salary of $260,000. He also will participate in PSE's Pay at Risk Plan, with a target award of at least 35% of base salary, and in PSE's 1995 Long-Term Incentive Compensation Plan, with a target of at least 35% of base salary and grants of 2,375 performance units for the 1995-1998 cycle, 3,358 performance units for the 1996-1999 cycle and 5,240 performance units for the 1997-2000 cycle.

   Mr. McKeon's agreement provides that if he completes five years of service to the Company, then his benefits under the SERP will be calculated as if he had completed 15 years of service to the Company (regardless of the number of years of service he actually completes). His agreement also provides that his benefits under the SERP will be based on the sum of (a) the annual average of his highest 36 consecutive months of salary paid or payable and (b) the average of his highest three annual bonuses paid or payable. Mr. McKeon would receive substantially the same type of payments and benefits as described above for Mr. Hawley if PSE terminates his employment without cause prior to the end of the term of the agreement or if his employment terminates for any reason within three years following a change in control. Implementation of the holding company proposal will not constitute a change in control for purposes of Mr. McKeon's employment agreement.

   Mr. Sonstelie entered into an employment agreement with PSE effective as of January 13, 1998. The agreement provides that Mr. Sonstelie will serve as Chairman of the board of directors until January 2000 and perform other duties properly requested by the board or the President and Chief Executive Officer. The agreement, which terminates on March 31, 2000, requires Mr. Sonstelie to devote his full working time to PSE.

   Mr. Sonstelie will receive a base annual salary of $500,000. Mr. Sonstelie also will participate in PSE's Pay at Risk Plan for 1998 and 1999, with a target award of 40% of base salary, and in PSE's 1995 Long-Term Incentive Compensation Plan, with grants of 6,580 performance units in the 1998-2001 cycle and 3,660 performance units in the 1999-2002 cycle. The value of these awards will be based on our performance through March 31, 2000. Mr. Sonstelie will receive an enhanced benefit under the SERP because his SERP benefit will not be reduced for early commencement on April 1, 2000. Mr. Sonstelie will also receive a severance payment upon his retirement equal to three times the base annual salary described above, and medical, dental and life insurance benefits for three years after his retirement. If we terminate the agreement (except termination for cause), or Mr. Sonstelie's employment terminates due to death or disability prior to the end of the term of the agreement, Mr. Sonstelie or his estate will be entitled to receive all compensation and benefits through March 31, 2000.

   If Mr. Sonstelie's employment terminates due to a material adverse change in the terms of his employment following a "change in control" (except termination for cause or due to death or incapacity), Mr. Sonstelie will be entitled to receive the following payments and benefits:

     a. his annual base salary earned through termination and accrued benefits;

     b. an amount equal to his annual base salary, plus any additional compensation awarded for the year most recently ended, multiplied by the number of years or partial years remaining until March 31, 2000;

     c. continued participation until March 31, 2000 in our employee benefit plans or provision for substantially similar benefits;

     d. a payment equal to the difference between the exercise prices of any outstanding options or similar rights (whether or not then fully exercisable) and the higher of (1) the market price of the common stock on the date of termination and (2) the highest price per share actually paid in connection with any change in control;

     e. a payment equal to the value of the target number of shares payable upon full vesting of all outstanding performance awards; and

     f. a cash payment equal to any excise taxes payable by Mr. Sonstelie due to excess parachute payments, plus the tax expense to him resulting from this payment. Implementation of the holding company proposal will not constitute a change in control for purposes of Mr. Sonstelie's employment agreement.

1995 Long-Term Incentive Compensation Plan

   Under the PSE 1995 Long-Term Incentive Compensation Plan, in the event of a sale of substantially all the assets, liquidation of PSE or a merger or consolidation of PSE in which shareholders receive cash, securities or other property in exchange for their common stock, each stock award that is at the time outstanding will automatically accelerate and become 100% vested. The plan administrator may, at any time before a corporate transaction, take further action to ensure fair and equitable treatment of awards.

Stock Appreciation Rights

   Upon dissolution, liquidation, merger or consolidation of PSE in which shareholders receive cash, securities or other property in exchange for their common stock, all SARs will terminate. Each holder may exercise his or her SARs immediately prior to the transaction, whether or not the SARs have vested.

                         Independent Public Accountants

   The firm of PricewaterhouseCoopers LLP has examined the financial statements of PSE since 1933. Representatives of the firm will attend the annual meeting, with the opportunity to make a statement and answer appropriate shareholder questions.

                             Shareholder Proposals

   A shareholder who intends to present a proposal at the 2000 annual meeting of shareholders and desires that information regarding the proposal be included in the 2000 proxy statement and proxy must ensure that such information is received by PSE in writing no later than January 2, 2000. In accordance with PSE's bylaws, shareholders who intend to nominate candidates for election to the board of directors must provide written notice of such nomination, in the manner required by PSE's bylaws, by no later than January 10, 2000.

   Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, PSE intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in PSE's proxy statement for PSE's 2000 annual meeting of shareholders, except in circumstances where (i) PSE receives notice of the proposed matter no later than March 18, 2000, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                             Additional Information

   The following documents, which have been previously filed with the SEC, are incorporated by reference into this proxy statement and prospectus:

  . PSE's annual report on Form 10-K for the year ended December 31, 1998;

  . PSE's Form 10-K amendment, filed on April 30, 1999, which amends its annual report on Form 10-K for the year ended December 31, 1998; and

  . the current report on Form 8-K that was filed by PSE on March 5, 1999.

   In addition, all documents filed by PSE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prospectus and prior to the date of the PSE's 1999 annual meeting of shareholders, shall be deemed to be incorporated by reference into this proxy statement and prospectus.

   Incorporation by reference means that PSE can disclose information to you, which information in such document is deemed to be a part of this proxy statement and prospectus, except for any information superseded by information in this proxy statement and prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference into this proxy statement and prospectus.

   The Holding Company has filed a registration statement on Form S-4 to register with the SEC shares of Holding Company common stock. This proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of the Holding Company as well as a proxy statement of PSE. As permitted by SEC rules, this proxy statement and prospectus does not contain all of the information contained in the registration statement or its exhibits.

   You may obtain the full registration statement and exhibits, or any or all of the documents of PSE which are listed above, at the SEC sites listed below, or you may also obtain such items free of charge, by contacting James W. Eldredge. To ensure timely delivery, you must request this information from PSE no later than May 31, 1999. You may read and copy any such reports or other materials that PSE has filed, or that PSE or the Holding Company will file in the future, at the SEC's public reference rooms at 450 Fifth Street, Washington, D.C. 20549 or in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such filings and other materials are also available from the SEC's Internet Web site at "http://www.sec.gov."

April 30, 1999
Bellevue, Washington

                                          By Order of the board of directors

                                          /s/ William S. Weaver
                                          William S. Weaver
                                          President and Chief Executive
                                           Officer

                                                                      APPENDIX A

                                PLAN OF EXCHANGE

   THIS PLAN OF EXCHANGE (the "Plan of Exchange"), dated as of April 28, 1999, is between Puget Sound Energy, Inc., a Washington corporation ("PSE"), the corporation whose shares of Common Stock will be acquired pursuant to the exchange provided for in this Plan of Exchange (the "Exchange"), and Puget Energy, Inc., a Washington corporation ("Puget Energy"), the acquiring corporation. PSE and Puget Energy are hereinafter referred to, collectively, as the "Companies."

                                  WITNESSETH:

   WHEREAS, the authorized capital of PSE consists of (a) 150,000,000 shares of Common Stock, stated value $10 per share ("PSE Common Stock"), of which 84,560,545 shares were issued and outstanding as of April 16, 1999, (b) 3,000,000 shares of Preferred Stock, par value $100 per share, of which 656,619 shares were issued and outstanding as of April 16, 1999, (c) 13,000,000 shares of Preferred Stock, par value $25 per share, of which 3,600,000 shares were issued and outstanding as of April 16, 1999, and (d) 700,000 shares of Preference Stock, par value $50 per share, of which no shares were issued and outstanding as of April 16, 1999; the number of shares of PSE Common Stock being subject to increase to the extent that shares reserved for issuance are issued prior to the Effective Time, as hereinafter defined.

   WHEREAS, Puget Energy is a wholly-owned subsidiary of PSE with authorized capital stock consisting of (a) 250,000,000 shares of Common Stock, par value $.01 per share ("Puget Energy Common Stock"), of which one hundred (100) shares are issued and outstanding and owned by PSE and (b) 50,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding;

   WHEREAS, the Boards of Directors of the Companies deem it desirable and in the best interests of the Companies and the shareholders of PSE that, at the Effective Time, each share of PSE Common Stock be exchanged for a share of Puget Energy Common Stock with the result that Puget Energy becomes the owner of all outstanding PSE Common Stock and that each holder of PSE Common Stock becomes the owner of an equal number of shares of Puget Energy Common Stock, all on the terms and conditions hereinafter set forth; and

   WHEREAS, the Boards of Directors of the Companies have each approved and adopted this Exchange, and the Board of Directors of PSE has recommended that the shareholders of PSE approve this Exchange pursuant to Section 23B.11.030 of the Washington Business Corporation Act (the "Act").

   NOW, THEREFORE, the Companies hereby agree as follows:

                                   ARTICLE I

   This Exchange shall be submitted to the holders of PSE Common Stock for approval as provided by Section 23B.11.030 of the Act. The affirmative vote of the holders of at least two-thirds ( 2/3) of the outstanding shares of PSE Common Stock shall be necessary to approve this Exchange.

                                   ARTICLE II

   Subject to the terms and conditions of this Exchange, the Exchange shall become effective immediately following the close of business on the date of filing with the Secretary of State of the State of Washington (the "Secretary of State") of articles of share exchange pursuant to Section 23B.11.050 of the Act (the "Articles"), or at such later time and date as may be stated in the Articles (the time and date at and on which the Exchange becomes effective being referred to herein as the "Effective Time").

                                  ARTICLE III

   A. At the Effective Time:

     (1) each share of PSE Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Puget Energy Common Stock, which shares shall be fully paid and nonassessable;

     (2) Puget Energy shall acquire and become the owner and holder of each issued and outstanding share of PSE Common Stock so exchanged;

     (3) each share of Puget Energy Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of Puget Energy Common Stock;

     (4) each right to receive shares of PSE Common Stock or unexpired and unexercised option to purchase PSE Common Stock (herein a "PSE Grant") under the PSE Long Term Incentive Compensation Plan, the PSE Directors' Stock Plan, the PSE Deferred Compensation Plan, the PSE Investment Plan for Employees or the WECo Stock Option Plan (collectively, the "PSE Plans"), whether vested or unvested, shall automatically be converted into the right to acquire a number of shares of Puget Energy Common Stock or an option to purchase a number of shares of Puget Energy Common Stock equal to the number of shares of PSE Common Stock that could have been acquired or purchased immediately prior to the Effective Time (assuming full vesting) under such PSE Plans and, with respect to options, at a price per share of Puget Energy Common Stock equal to the per share option exercise price specified in such PSE Grant, and each such PSE Grant shall be subject to the rights and benefits that are no more or less favorable than the rights and benefits offered under the PSE Plans; and

     (5) each share of PSE Common Stock held under the Stock Purchase and Dividend Reinvestment Plan immediately prior to the Effective Time shall automatically be exchanged for a like number of shares (including fractional and uncertificated shares) of Puget Energy Common Stock, which shares shall be held under and issued pursuant to the Stock Purchase and Dividend Reinvestment Plan;

   B. The former holders of PSE Common Stock shall be entitled only to receive shares of Puget Energy Common Stock in exchange therefor as provided in this Exchange or to their rights under Chapter 23B.13 of the Act.

   C. As of the Effective Time, Puget Energy shall succeed to the Stock Purchase and Dividend Reinvestment Plan as in effect prior to the Effective Time, and the Stock Purchase and Dividend Reinvestment Plan shall be appropriately amended to provide for the issuance and delivery of Puget Energy Common Stock on and after the Effective Time.

   D. As of the Effective Time, the PSE Long Term Incentive Compensation Plan, the PSE Directors' Stock Plan, the PSE Deferred Compensation Plan, the PSE Investment Plan for Employees, the WECo Stock Option Plan or the PSE Stock Purchase and Dividend Reinvestment Plan shall be appropriately amended to provide for the issuance and delivery of Puget Energy Common Stock on and after the Effective Time.

                                   ARTICLE IV

   The filing of the Articles with the Secretary of State and the consummation of the Exchange are subject to satisfaction of the following conditions precedent:

     A. the approval by the holders of PSE Common Stock provided for in
  Article I of this Plan of Exchange;

     B. the receipt of such orders, authorizations, approvals or waivers from the Washington Utilities and Transportation Commission, the Federal Energy Regulatory Commission, and all other regulatory bodies, boards or agencies as are or may be required in connection with the Exchange and related transactions, which orders, authorizations, approvals or waivers remain in full force and effect, and do not include, in the sole judgment of the Board of Director of PSE, unacceptable conditions;

     C. the effectiveness of a registration statement under the Securities Act of 1933 relating to Puget Energy Common Stock to be issued or reserved for issuance in connection with the Exchange;

     D. the approval for listing upon official notice of issuance, by the New York Stock Exchange of Puget Energy Common Stock to be issued in connection with the Exchange; and

     E. the receipt of a favorable opinion of Perkins Coie LLP covering certain United States federal income tax matters.

                                   ARTICLE V

   Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of PSE Common Stock may, but shall not be required to, surrender the same to Puget Energy's transfer agent for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of Puget Energy Common Stock as the shares of PSE Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents PSE Common Stock shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of Puget Energy Common Stock as though such surrender or exchange or transfer had taken place. The holders of PSE Common Stock at the Effective Time shall have no right at and after the Effective Time to have their shares of PSE Common Stock transferred on the stock transfer books of PSE (such stock transfer books being deemed closed for this purpose at the Effective Time), and at and after the Effective Time such stock transfer books shall be deemed to be the stock transfer books of Puget Energy.

                                   ARTICLE VI

   A. This Plan of Exchange may be amended, modified or supplemented, or compliance with any provision hereof may be waived, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of PSE Common Stock as provided in Article I hereof), by the mutual consent of the Boards of Directors of PSE and Puget Energy at any time prior to the Effective Time; provided, however, that no such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of PSE, materially and adversely affect the shareholders of PSE.

   B. This Plan of Exchange may be terminated and the Exchange and related transactions abandoned, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of PSE Common Stock as provided in Article I hereof), if the Board of Directors of PSE determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of PSE or its shareholders.

   IN WITNESS WHEREOF, each of the Companies, pursuant to authorization and approval given by its Board of Directors, has caused this Exchange to be executed as of the date first above written.

PUGET SOUND ENERGY, INC.                  PUGET ENERGY, INC.


      /s/ William S. Weaver                     /s/ James W. Eldredge
By: _________________________________     By: _________________________________
          William S. Weaver                         James W. Eldredge
    President and Chief Executive                  Corporate Secretary
               Officer

                                                                      APPENDIX B

                           ARTICLES OF INCORPORATION

                                       OF

                               Puget Energy, Inc.

   The undersigned, as incorporator of a corporation under the Washington Business Corporation Act, adopts the following Articles of Incorporation:

                                ARTICLE 1. NAME

   The name of this corporation is Puget Energy, Inc.

                               ARTICLE 2. SHARES

   2.1 Authorized Capital

   The total number of shares which the corporation is authorized to issue is 300,000,000, consisting of 250,000,000 shares of Common Stock having a par value of $.01 per share and 50,000,000 shares of Preferred Stock having a par value of $.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

   2.2 Issuance of Preferred Stock in Series

   The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                     ARTICLE 3. REGISTERED OFFICE AND AGENT

   The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

     James W. Eldredge
     411-108th Avenue N.E.
     Bellevue, Washington 98004-5515

                            ARTICLE 4. INCORPORATOR

   The name and address of the incorporator are as follows:

     James W. Eldredge
     411-108th Avenue N.E.
     Bellevue, Washington 98004-5515

                          ARTICLE 5. PREEMPTIVE RIGHTS

   No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 6. CUMULATIVE VOTING

   The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                              ARTICLE 7. DIRECTORS

   The number of Directors of this corporation shall not be less than nine nor more than fifteen, the exact number to be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of the Directors in the first class shall expire at the first annual shareholders' meeting after their election, the terms of the Directors in the second class shall expire at the second annual shareholders' meeting after their election, and the terms of the Directors in the third class shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, the Directors shall be chosen for a term of three years to succeed those whose terms expire. The Directors of this corporation may be removed only for cause in the manner provided by the Bylaws.

                               ARTICLE 8. BYLAWS

   The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

               ARTICLE 9. AMENDMENTS TO ARTICLES OF INCORPORATION

   This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Washington Business Corporation Act, and the rights of the shareholders of this corporation are granted subject to this reservation.

                  ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY

   Except as such limitation or elimination of director liability is specifically prohibited by the Washington Business Corporation Act, as now in effect or as it may hereafter be amended, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 10 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                          ARTICLE 11. INDEMNIFICATION

   11.1 Definitions

   Capitalized terms used in this Article 11 have the meaning given to such terms in Section 23B.08.500 of the Washington Business Corporation Act.

   11.2 Indemnification

   This corporation shall indemnify its Directors, officers, employees and agents against Liability and Expenses and shall advance Expenses to its Directors, officers, employees and agents in connection with any proceeding to the fullest extent permitted by the Washington Business Corporation Act, as now in effect or as it may hereafter be amended.

                        ARTICLE 12. SHAREHOLDER ACTIONS

   Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if the action is taken by all shareholders entitled to vote on the action.

                          ARTICLE 13. SPECIAL MEETINGS

   Shareholders shall not have the right to call a special meeting.

Dated: April 22, 1999

                                                /s/ James W. Eldredge
                                          _____________________________________
                                                   James W. Eldredge,
                                                      Incorporator

                                                                      APPENDIX C

           CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATION ACT
                              (DISSENTERS' RIGHTS)

23B.13.010 DEFINITIONS

   As used in this chapter:

   (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

   (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

   (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020 RIGHT TO DISSENT

   (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party
  (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

   (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030 DISSENT BY NOMINEES AND BENEFICIAL OWNERS

   (1) A record shareholder may assert dissenters' rights as to fewer than all shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200 NOTICE OF DISSENTERS' RIGHTS

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

   (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210 NOTICE OF INTENT TO DEMAND PAYMENT

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and
(b) not vote such shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220 DISSENTERS' NOTICE

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

   (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this chapter.

23B.13.230 DUTY TO DEMAND PAYMENT

   (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

   (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240 SHARE RESTRICTIONS

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250 PAYMENT

   (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

   (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) An explanation of how the corporation estimated the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

     (e) A copy of this chapter.

23B.13.260 FAILURE TO TAKE ACTION

   (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

   (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270 AFTER-ACQUIRED SHARES

   (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

   (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300 COURT ACTION

   (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

   (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310 COURT COSTS AND COUNSEL FEES

   (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

   (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                               PUGET ENERGY, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 6 of Puget Energy, Inc.'s bylaws provides for indemnification of the Puget Energy's directors and officers to the maximum extent permitted by Washington law.

   Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article X of Puget Energy's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Puget Energy and its shareholders.

   Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

   The above discussion of the WBCA and the bylaws and articles of incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the bylaws and the articles of incorporation.

Item 21. Exhibits and Financial Statement Schedules

 Exhibit
 Number                                Description
 -------                               -----------
  2.1    Plan of Exchange between Puget Sound Energy, Inc. and Puget Energy,
          Inc. (Appendix A to the Proxy Statement/Prospectus included in this registration statement)
  3.1    Articles of Incorporation of Puget Energy, Inc. (Appendix B to the
          proxy statement/prospectus included in this registration statement)
  3.2    Bylaws of Puget Energy, Inc.*
  3.3    Restated Articles of Incorporation of Puget Sound Energy, Inc.
          (Included as Annex F to PSE's Joint Proxy Statement/Prospectus filed
          February 1, 1996, Registration No. 333-617)
  3.4    Restated Bylaws of PSE. (Exhibit 3 to PSE's Quarterly Report on Form
          10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393)
  4.1    Fortieth through Seventy-seventh Supplemental Indentures defining the rights of the holders of PSE's First Mortgage Bonds. (Exhibit 2-d to
          PSE Registration No. 2-60200; Exhibit 4-c to PSE Registration No. 2-
          13347; Exhibits 2-e through and including 2-k to PSE Registration No.
          2-60200; Exhibit 4-h to PSE Registration No. 2-17465; Exhibits 2-l,
          2-m and 2-n to PSE Registration No. 2-60200; Exhibits 2-m to PSE
          Registration No. 2-37645; Exhibit 2-o through and including 2-s to
          PSE Registration No. 2-60200; Exhibit 5-b to PSE Registration No. 2-
          62883; Exhibit 2-h to PSE Registration No. 2-65831; Exhibit (4)-j-1
          to PSE Registration No. 2-72061; Exhibit (4)-a to PSE Registration
          No. 2-91516; Exhibit (4)-b to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1985, Commission File No. 1-4393;
          Exhibits (4)(a) and (4)(b) to Company's Current Report on Form 8-K,
          dated April 22, 1986; Exhibit (4)a to PSE's Current Report on Form 8-
          K, dated September 5, 1986; Exhibit (4)-b to PSE's Quarterly Report
          on Form 10-Q for

 Exhibit
 Number                                Description
 -------                               -----------
          the quarter ended September 30, 1986, Commission File No. 1-4393;
          Exhibit (4)-c to PSE Registration No. 33-18506; Exhibit (4)-b to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1989, Commission File No. 1-4393; Exhibit (4)-b to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1990,
          Commission File No. 1-4393; Exhibits (4)-b and (4)-c to PSE
          Registration No. 33-45916; Exhibit (4)-c to PSE Registration No. 33-
          50788; Exhibit (4)-a to PSE Registration No. 33-53056; Exhibit 4.3 to
          PSE Registration No. 33-63278; Exhibit 4.25 to PSE Registration No.
          333-41181; and Exhibit 4.27 to Current Report on Form 8-K dated March
          5, 1999.)
  4.2    Pledge Agreement dated August 1, 1991, between PSE and The First
          National Bank of Chicago, as Trustee. (Exhibit (4)-j to PSE
          Registration No. 33-45916)
  4.3    Loan Agreement dated August 1, 1991, between the City of Forsyth,
          Rosebud County, Montana and PSE. (Exhibit (4)-k to PSE Registration
          No. 33-45916)
  4.4    Pledge Agreement, dated as of March 1, 1992, by and between PSE and
          Chemical Bank relating to a series of first mortgage bonds. (Exhibit
          4.15 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993, Commission File No. 1-4393)
  4.5    Pledge Agreement, dated as of April 1, 1993, by and between PSE and
          The First National Bank of Chicago, relating to a series of first mortgage bonds. (Exhibit 4.16 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393)
  4.6    Indenture of First Mortgage dated as of April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B,
          Registration No. 2-14307).
  4.7    Sixth Supplemental Indenture dated as of August 1, 1966 (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form
          8-K for month of August 1966, File No. 0-951).
  4.8    Twelfth Supplemental Indenture dated as of November 1, 1972
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit to Form 8-K for November 1972, File No. 0-951).
  4.9    Seventeenth Supplemental Indenture dated as of August 9, 1978
          (incorporated herein by reference to Washington Energy Company
          Exhibit 5-K.18, Registration No. 2-64428).
  4.10   Twenty-sixth Supplemental Indenture dated as of September 1, 1990
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-B.19, Form 10-K for the year ended September 30, 1990, File
          No. 0-951).
  4.11   Twenty-seventh Supplemental Indenture dated as of September 1, 1990
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File
          No. 0-951).
  4.12   Twenty-eighth Supplemental Indenture dated as of July 31, 1991
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No.
          0-951).
  4.13   Twenty-ninth Supplemental Indenture dated as of June 1, 1993
          (incorporated herein by reference to Exhibit 4-A of Washington
          Natural Gas Company's S-3 Registration Statement, Registration
          No. 33-49599).
  4.14   Thirtieth Supplemental Indenture dated as of August 15, 1995
          (incorporated herein by reference to Exhibit 4-A of Washington
          Natural Gas Company's S-3 Registration Statement, Registration
          No. 33-61859).
  5.1    Opinion of Perkins Coie LLP as to the legality of the securities being registered*
  8.1    Opinion of Perkins Coie LLP as to certain tax matters*

 Exhibit
 Number                                Description
 -------                               -----------
 10.1    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rock Island Project. (Exhibit 13-b to PSE Registration No. 2-
          24262)
 10.2    First Amendment, dated as of October 4, 1961, to Power Sales Contract between Public Utility District No. 1 of Chelan County, Washington
          and PSE, relating to the Rocky Reach Project. (Exhibit 13-d to PSE
          Registration No. 2-24252)
 10.3    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rocky Reach Project. (Exhibit 13-e to PSE Registration No. 2-
          24252)
 10.4    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 2 of Grant County, Washington and PSE, relating to the Priest Rapids Development. (Exhibit 13-j to PSE Registration
          No. 2-24252)
 10.5    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 2 of Grant County, Washington and PSE, relating to the Wanapum Development. (Exhibit 13-n to PSE Registration No. 2-
          24252)
 10.6    First Amendment, dated February 9, 1965, to Power Sales Contract between Public Utility District No. 1 of Douglas County, Washington
          and PSE, relating to the Wells Development. (Exhibit 13-p to PSE
          Registration No. 2-24252)
 10.7    First Amendment, executed as of February 9, 1965, to Reserved Share
          Power Sales Contract between Public Utility District No. 1 of Douglas
          County, Washington and PSE, relating to the Wells Development.
          (Exhibit 13-r to PSE Registration No. 2-24252)
 10.8    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 1 of Douglas County, Washington and PSE,
          relating to the Wells Development. (Exhibit 13-u to PSE Registration
          No. 2-24252)
 10.9    Pacific Northwest Coordination Agreement, executed as of September 15,
          1964, among the United States of America, PSE and most of the other major electrical utilities in the Pacific Northwest. (Exhibit 13-gg to PSE Registration No. 2-24252)
 10.10   Contract dated November 14, 1957, between Public Utility District No.
          1 of Chelan County, Washington and PSE, relating to the Rocky Reach
          Project. (Exhibit 4-1-a to PSE Registration No. 2-13979)
 10.11   Power Sales Contract, dated as of November 14, 1957, between Public
          Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rocky Reach Project. (Exhibit 4-c-1 to PSE Registration No. 2-
          13979)
 10.12   Power Sales Contract, dated May 21, 1956, between Public Utility
          District No. 2 of Grant County, Washington and PSE, relating to the
          Priest Rapids Project. (Exhibit 4-d to PSE Registration No. 2-13347)
 10.13   First Amendment to Power Sales Contract dated as of August 5, 1958, between PSE and Public Utility District No. 2 of Grant County,
          Washington, relating to the Priest Rapids Development. (Exhibit 13-h to PSE Registration No. 2-15618)
 10.14   Power Sales Contract dated June 22, 1959, between Public Utility
          District No. 2 of Grant County, Washington and PSE, relating to the
          Wanapum Development. (Exhibit 13-j to PSE Registration No. 2-15618)
 10.15   Reserve Share Power Sales Contract dated June 22, 1959, between Public
          Utility District No. 2 of Grant County, Washington and PSE, relating to the Priest Rapids Project. (Exhibit 13-k to PSE Registration No.
          2-15618)

 Exhibit
 Number                                Description
 -------                               -----------
 10.16   Agreement to Amend Power Sales Contracts dated July 30, 1963, between
          Public Utility District No. 2 of Grant County, Washington and PSE,
          relating to the Wanapum Development. (Exhibit 13-1 to PSE
          Registration No. 2-21824)
 10.17   Power Sales Contract executed as of September 18, 1963, between Public
          Utility District No. 1 of Douglas County, Washington and PSE,
          relating to the Wells Development (Exhibit 13-r to PSE Registration
          No. 2-21824)
 10.18   Reserved Share Power Sales Contract executed as of September 18, 1963, between Public Utility District No. 1 of Douglas County, Washington
          and PSE, relating to the Wells Development. (Exhibit 13-s to PSE
          Registration No. 2-21824)
 10.19   Exchange Agreement dated April 12, 1963, between the United States of
          America, Department of the Interior, acting through the Bonneville
          Power Administration and Washington Public Power Supply System and
          PSE, relating to the Hanford Project. (Exhibit 13-u to PSE
          Registration 2-21824)
 10.20   Replacement Power Sales Contract dated April 12, 1963, between the
          United States of America, Department of the Interior, acting through the Bonneville Power Administrator and PSE, relating to the Hanford
          Project. (Exhibit 13-v to PSE Registration No. 2-21824)
 10.21   Contract covering undivided interest in ownership and operation of
          Centralia Thermal Plant, dated May 15, 1969. (Exhibit 5-b to PSE
          Registration No. 2-3765)
 10.22   Construction and Ownership Agreement dated as of July 30, 1971, between The Montana Power Company and PSE. (Exhibit 5-b to PSE
          Registration No. 2-45702)
 10.23   Operation and Maintenance Agreement dated as of July 30, 1971, between
          The Montana Power Company and PSE. (Exhibit 5-c to PSE Registration
          No. 2-45702)
 10.24   Coal Supply Agreement, dated as of July 30, 1971, among The Montana
          Power Company, PSE and Western Energy Company. (Exhibit 5-d to PSE
          Registration No. 2-45702)
 10.25   Power Purchase Agreement with Washington Public Power Supply System and the Bonneville Power Administration dated February 6, 1973.
          (Exhibit 5-e to PSE Registration No. 2-49029)
 10.26   Ownership Agreement among PSE, Washington Public Power Supply System and others dated September 17, 1973. (Exhibit 5-a-29 to PSE
          Registration No. 2-60200)
 10.27   Contract dated June 19, 1974, between PSE and P.U.D No. 1 of Chelan
          County. (Exhibit D to Form 8-K dated July 5, 1974)
 10.28   Restated Financing Agreement among PSE, lessee, Chrysler Financial
          Corporation, owner, Nevada National Bank and Bank of Montreal
          (California), trustee, dated December 12, 1974 pertaining to a combustion turbine generating unit trust. (Exhibit 5-a-35 to PSE
          Registration No. 2-60200)
 10.29   Restated Lease Agreement between PSE, lessee, and the Bank of
          California, and National Association, lessor, dated December 12, 1974 for one combustion generating unit. (Exhibit 5-a-36 to PSE
          Registration No. 2-60200)
 10.30   Financing Agreement Supplement and Amendment among PSE, lessee,
          Chrysler Financial Corporation, owner, The Bank of California,
          National Association, trustee, Pacific Mutual Life Insurance Company,
          Bankers Life Company, and The Franklin Life Insurance Company,
          lenders, dated as of March 26, 1975, pertaining to a combustion turbine generating unit trust. (Exhibit 5-a-37 to PSE Registration
          No. 2-60200)
 10.31   Lease Agreement Supplement and Amendment between PSE, lessee, and The
          Bank of California, National Association, lessor, dated as of March
          26, 1975 for one combustion turbine generating unit. (Exhibit 5-a-38 to PSE Registration No. 2-60200)
 10.32   Exchange Agreement executed August 13, 1964, between the United States of America, Columbia Storage Power Exchange and PSE, relating to
          Canadian Entitlement. (Exhibit 13-ff to PSE Registration No. 2-24252)

 Exhibit
 Number                                Description
 -------                               -----------
 10.33   Loan Agreement dated as of December 1, 1980 and related documents pertaining to Whitehorn turbine construction trust financing.
          (Exhibit 10.52 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1980, Commission File No. 1-4393)
 10.34   Letter Agreement dated March 31, 1980, between PSE and Manufacturers
          Hanover Leasing Corporation. (Exhibit b-8 to PSE Registration No. 2-
          68498)
 10.35   Coal Supply Agreement for Colstrip 3 and 4, dated as of July 2, 1980;
          Amendment No. 1 to Coal Supply Agreement, dated as of July 10, 1981, and Coal Transportation Agreement dated as of July 10, 1981. (Exhibit
          20-a to Quarterly Report on Form 10-Q for the quarter ended September
          30, 1981, Commission File No. 1-4393)
 10.36   Residential Purchase and Sale Agreement between PSE and the Bonneville
          Power Administration, effective as of October 1, 1981. (Exhibit 20-b to Quarterly Report on Form 10-Q for the quarter ended September 30,
          1981, Commission File No. 1-4393)
 10.37   Letter of Agreement to Participate in Licensing of Creston Generating
          Station, dated September 30, 1981. (Exhibit 20-c to Quarterly Report on Form 10-Q for the quarter ended September 30, 1981, Commission
          File No. 1-4393)
 10.38   Power sales contract dated August 27, 1982 between PSE and Bonneville
          Power Administration. (Exhibit 10-a to Quarterly Report on Form 10-Q
          for the quarter ended September 30, 1982, Commission File No. 1-4393)
 10.39   Agreement executed as of April 17, 1984, between the United States of
          America, Department of the Interior, acting through the Bonneville
          Power Administration, and other utilities relating to extension energy from the Hanford Atomic Power Plant No. 1. (Exhibit (10)-47 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1984, Commission File No. 1-4393)
 10.40   Agreement for the Assignment of Output from the Centralia Thermal
          Project, dated as of April 14, 1983, between PSE and Public Utility
          District No. 1 of Grays Harbor. (Exhibit (10)-48 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1984,
          Commission File No. 1-4393)
 10.41   Settlement Agreement and Covenant Not to Sue executed by the United
          States Department of Energy acting by and through the Bonneville
          Power Administration and PSE dated September 17, 1985. (Exhibit (10)-
          49 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1985, Commission File No. 1-4393)
 10.42   Agreement to Dismiss Claims and Covenant Not to Sue dated September
          17, 1985 between Washington Public Power Supply System and PSE.
          (Exhibit (10)-50 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)
 10.43   Irrevocable Offer of Washington Public Power Supply System Nuclear
          Project No. 3 Capability for Acquisition executed by PSE, dated
          September 17, 1985. (Exhibit A of Exhibit (10)-50 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1985,
          Commission File No. 1-4393)
 10.44   Settlement Exchange Agreement ("Bonneville Exchange Power Contract")
          executed by the United States of America Department of Energy acting by and through the Bonneville Power Administration and PSE, dated
          September 17, 1985. (Exhibit B of Exhibit (10)-50 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1985,
          Commission File No. 1-4393)
 10.45   Settlement Agreement and Covenant Not to Sue between PSE and Northern
          Wasco County People's Utility District, dated October 16, 1985.
          (Exhibit (10)-53 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)
 10.46   Settlement Agreement and Covenant Not to Sue between PSE and Tillamook
          People's Utility District, dated October 16, 1985. (Exhibit (10)-54 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1985, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.47   Settlement Agreement and Covenent Not to Sue between PSE and
          Clatskanie People's Utility District, dated September 30, 1985.
          (Exhibit (10)-55 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)
 10.48   Stipulation and Settlement Agreement between PSE and Muckleshoot Tribe of the Muckleshoot Indian Reservation, dated October 31, 1986.
          (Exhibit (10)-55 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, Commission File No. 1-4393)
 10.49   Transmission Agreement dated April 17, 1981, between the Bonneville
          Power Administration and PSE (Colstrip Project). (Exhibit (10)-55 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1987, Commission File No. 1-4393)
 10.50   Transmission Agreement dated April 17, 1981, between the Bonneville
          Power Administration and Montana Intertie Users (Colstrip Project).
          (Exhibit (10)-56 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.51   Ownership and Operation Agreement dated as of May 6, 1981, between PSE and other Owners of the Colstrip Project (Colstrip 3 and 4). (Exhibit
          (10)-57 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1987, Commission File No. 1-4393)
 10.52   Colstrip Project Transmission Agreement dated as of May 6, 1981, between PSE and Owners of the Colstrip Project. (Exhibit (10)-58 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1987, Commission File No. 1-4393)
 10.53   Common Facilities Agreement dated as of May 6, 1981, between PSE and
          Owners of Colstrip 1 and 2, and 3 and 4. (Exhibit (10)-59 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1987, Commission File No. 1-4393)
 10.54   Agreement for the Purchase of Power dated as of October 29, 1984, between South Fork II, Inc. and PSE (Weeks Falls Hydro-electric
          Project). (Exhibit (10)-60 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.55   Agreement for the Purchase of Power dated as of October 29, 1984, between South Fork Resources, Inc. and PSE (Twin Falls Hydro-electric
          Project). (Exhibit (10)-61 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.56   Agreement for Firm Purchase Power dated as of January 4, 1988, between the City of Spokane, Washington and PSE (Spokane Waste Combustion
          Project). (Exhibit (10)-62 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.57   Agreement for Evaluating, Planning and Licensing dated as of February
          21, 1985 and Agreement for Purchase of Power dated as of February 21,
          1985 between Pacific Hydropower Associates and PSE (Koma Kulshan
          Hydro-electric Project). (Exhibit (10)-63 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1987, Commission
          File No. 1-4393)
 10.58   Power Sales Agreement dated as of August 1, 1986, between Pacific
          Power & Light Company ("PacifiCorp")and PSE. (Exhibit (10)-64 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1987, Commission File No. 1-4393)
 10.59   Agreement for Purchase and Sale of Firm Capacity and Energy dated as of August 1, 1986 between The Washington Water Power Company
          ("Avista") and PSE. (Exhibit (10)-65 to PSE's Annual Report on Form
          10-K for the fiscal year ended December 31, 1987, Commission File No.
          1-4393)
 10.60   Amendment dated as of June 1, 1968, to Power Sales Contract between
          Public Utility District No. 1 of Chelan County, Washington and PSE
          (Rocky Reach Project). (Exhibit (10)-66 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1987, Commission
          File No. 1-4393)
 10.61   Coal Supply Agreement dated as of October 30, 1970, between the
          Washington Irrigation & Development Company and PSE and other Owners of the Centralia Thermal Project (Centralia Generating Plant).
          (Exhibit (10)-67 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.62   Interruptible Natural Gas Service Agreement dated as of May 14, 1980, between Cascade Natural Gas Corporation and PSE (Whitehorn Combustion
          Turbine). (Exhibit (10)-68 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.63   Interruptible Natural Gas Service Agreement dated as of January 31,
          1983, between Cascade Natural Gas Corporation and PSE (Fredonia
          Generating Station). (Exhibit (10)-69 to PSE's Annual Report on Form
          10-K for the fiscal year ended December 31, 1987, Commission File No.
          1-4393)
 10.64   Interruptible Gas Service Agreement dated May 14, 1981, between
          Washington Natural Gas Company and PSE (Fredrickson Generating
          Station). (Exhibit (10)-70 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.65   Settlement Agreement dated April 24, 1987, between Public Utility
          District No. 1 of Chelan County, the National Marine Fisheries
          Service, the State of Washington, the State of Oregon, the
          Confederated Tribes and Bands of the Yakima Indian Nation, Colville
          Indian Reservation, Umatilla Indian Reservation, the National
          Wildlife Federation and PSE (Rock Island Project). (Exhibit (10)-71
          to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1987, Commission File No. 1-4393)
 10.66   Amendment No. 2 dated as of September 1, 1981, and Amendment No. 3 dated September 14, 1987, to Coal Supply Agreement between Western
          Energy Company and PSE and the other Owners of Colstrip 3 and 4.
          (Exhibit (10)-72 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.67   Amendatory Agreement No. 1 dated August 27, 1982, and Amendatory
          Agreement No. 2 dated August 27, 1982, to the Power Sales Contract between PSE and the Bonneville Power Administration dated August 27,
          1982. (Exhibit (10)-73 to PSE's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1987, Commission File No. 1-4393)
 10.68   Transmission Agreement dated as of December 30, 1987, between the
          Bonneville Power Administration and PSE (Rock Island Project).
          (Exhibit (10)-74 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, Commission File No. 1-4393)
 10.69   Agreement for Purchase and Sale of Firm Capacity and Energy between
          The Washington Water Power Company and PSE dated as of January 1,
          1988. (Exhibit (10)-1 to Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1988, Commission File No. 1-4393)
 10.70   Amendment dated as of August 10, 1988, to Agreement for Firm Purchase
          Power dated as of January 4, 1988, between the City of Spokane,
          Washington and PSE (Spokane Waste Combustion Project).(Exhibit (10)-
          76 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1988, Commission File No. 1-4393)
 10.71   Agreement for Firm Power Purchase dated October 24, 1988, between
          Northern Wasco People's Utility District and PSE (The Dalles Dam
          North Fishway). (Exhibit (10)-77 to PSE's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1988, Commission File No. 1-
          4393)
 10.72   Agreement for the Purchase of Power dated as of October 27, 1988, between Pacific Power & Light Company (PacifiCorp) and PSE. (Exhibit
          (10)-78 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1988, Commission File No. 1-4393)
 10.73   Agreement for Sale and Exchange of Firm Power dated as of November 23,
          1988, between the Bonneville Power Administration and PSE. (Exhibit
          (10)-79 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1988, Commission File No. 1-4393)
 10.74   Agreement for Firm Power Purchase, dated as of February 24, 1989, between Sumas Energy, Inc. and PSE. (Exhibit (10)-1 to Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1989, Commission
          File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.75   Settlement Agreement, dated as of April 27, 1989, between Public
          Utility District No. 1 of Douglas County, Washington, Portland
          General Electric Company ("Enron"), PacifiCorp, The Washington Water
          Power Company ("Avista") and PSE. (Exhibit (10)-1 to Quarterly Report
          on Form 10-Q quarter ended September 30, 1989, Commission File No. 1-
          4393)
 10.76   Agreement for Firm Power Purchase (Thermal Project), dated as of June
          29, 1989, between San Juan Energy Company and PSE. (Exhibit (10)-2 to
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1989, Commission File No. 1-4393)
 10.77   Agreement for Verification of Transfer, Assignment and Assumption,
          dated as of September 15, 1989, between San Juan Energy Company,
          March Point Cogeneration Company and PSE. (Exhibit (10)-3 to
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1989, Commission File No. 1-4393)
 10.78   Power Sales Agreement between The Montana Power Company and PSE, dated as of October 1, 1989. (Exhibit (10)-4 to Quarterly Report on Form
          10-Q for the quarter ended September 30, 1989, Commission File No. 1-
          4393)
 10.79   Conservation Power Sales Agreement dated as of December 11, 1989, between Public Utility District No. 1 of Snohomish County and PSE.
          (Exhibit (10)-87 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393)
 10.80   Memorandum of Understanding dated as of January 24, 1990, between the
          Bonneville Power Administration and The Washington Public Power
          Supply System, Portland General Electric Company ("Enron"), Pacific
          Power & Light Company ("PacifiCorp"), The Montana Power Company, and
          PSE. (Exhibit (10)-88 to PSE's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1989, Commission File No. 1-4393)
 10.81   Amendment No. 1 to Agreement for the Assignment of Power from the
          Centralia Thermal Project dated as of January 1, 1990, between Public
          Utility District No. 1 of Grays Harbor County, Washington and PSE.
          (Exhibit (10)-89 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)
 10.82   Preliminary Materials and Equipment Acquisition Agreement dated as of
          February 9, 1990, between Northwest Pipeline Corporation and PSE.
          (Exhibit (10)-90 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)
 10.83   Amendment No. 1 to the Colstrip Project Transmission Agreement dated as of February 14, 1990, among the Montana Power Company, The
          Washington Water Power Company ("Avista"), Portland General Electric
          Company ("Enron"), PacifiCorp and PSE. (Exhibit (10)-91 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1990, Commission File No. 1-4393)
 10.84   Settlement Agreement dated as of February 27, 1990, among United
          States of America Department of Energy acting by and through the
          Bonneville Power Administration, the Washington Public Power Supply
          System, and PSE. (Exhibit (10)-92 to PSE's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1990, Commission File No. 1-
          4393)
 10.85   Amendment No. 1 to the Fifteen-Year Power Sales Agreement dated as of
          April 18, 1990, between Pacificorp and PSE. (Exhibit (10)-93 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1990, Commission File No. 1-4393)
 10.86   Settlement Agreement dated as of October 1, 1990, among Public Utility
          District No. 1 of Douglas County, Washington, PSE, Pacific Power and
          Light Company ("PacifiCorp"), The Washington Water Power Company
          ("Avista"), Portland General Electric Company ("Enron"), the
          Washington Department of Fisheries, the Washington Department of
          Wildlife, the Oregon Department of Fish and Wildlife, the National
          Marine Fisheries Service, the U.S. Fish and Wildlife

 Exhibit
 Number                                Description
 -------                               -----------
          Service, the Confederated Tribes and Bands of the Yakima Indian
          Nation, the Confederated Tribes of the Umatilla Reservation, and the
          Confederated Tribes of the Colville Reservation. (Exhibit (10)-95 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1990, Commission File No. 1-4393)
 10.87   Agreement for Firm Power Purchase dated July 23, 1990, between Trans-
          Pacific Geothermal Corporation, a Nevada corporation, and PSE.
          (Exhibit (10)-1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1991, Commission File No. 1-4393)
 10.88   Agreement for Firm Power Purchase dated July 18, 1990, between
          Wheelabrator Pierce, Inc., a Delaware corporation, and PSE. (Exhibit
          (10)-2 to Quarterly Report on Form 10-Q for the quarter ended March
          31, 1991, Commission File No. 1-4393)
 10.89   Agreement for Firm Power Purchase dated September 26, 1990, between
          Encogen Northwest, L.P., a Delaware corporation, and PSE. (Exhibit
          (10)-3 to Quarterly Report on Form 10-Q for the quarter ended March
          31, 1991, Commission File No. 1-4393)
 10.90   Agreement for Firm Power Purchase (Thermal Project) dated December 27,
          1990, among March Point Cogeneration Company, a California general partnership comprising San Juan Energy Company, a California corporation; Texas-Anacortes Cogeneration Company, a Delaware
          corporation; and PSE. (Exhibit (10)-4 to Quarterly Report on Form 10-
          Q for the quarter ended March 31, 1991, Commission File No. 1-4393)
 10.91   Agreement for Firm Power Purchase dated March 20, 1991, between
          Tenaska Washington, Inc., a Delaware corporation, and PSE. (Exhibit
          (10)-1 to Quarterly Report on Form 10-Q for the quarter ended June
          30, 1991, Commission File No. 1-4393)
 10.92   Letter Agreement dated April 25, 1991, between Sumas Energy, Inc. and
          PSE, to amend the Agreement for Firm Power Purchase dated as of
          February 24, 1989. (Exhibit (10)-2 to Quarterly Report on Form 10-Q
          for the quarter ended June 30, 1991, Commission File No. 1-4393)
 10.93   Amendment dated June 7, 1991, to Letter Agreement dated April 25,
          1991, between Sumas Energy, Inc. and PSE. (Exhibit (10)-3 to
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1991,
          Commission File No. 1-4393)
 10.94   Amendatory Agreement No. 3, dated August 1, 1991, to the Pacific
          Northwest Coordination Agreement, executed September 15, 1964, among the United States of America, PSE and most of the other major electrical utilities in the Pacific Northwest. (Exhibit (10)-4 to
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1991,
          Commission File No. 1-4393)
 10.95   Amendment dated July 11, 1991, to the Agreement for Firm Power
          Purchase dated September 26, 1990, between Encogen Northwest, L.P., a
          Delaware limited partnership, and PSE. (Exhibit (10)-1 to Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1991,
          Commission File No. 1-4393)
 10.96   Agreement between the 40 parties to the Western Systems Power Pool
          (PSE being one party) dated July 27, 1991. (Exhibit (10)-2 to
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1991, Commission File No. 1-4393)
 10.97   Memorandum of Understanding between PSE and the Bonneville Power
          Administration dated September 18, 1991. (Exhibit (10)-3 to Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1991,
          Commission File No. 1-4393)
 10.98   Amendment of Seasonal Exchange Agreement, dated December 4, 1991, between Pacific Gas and Electric Company and PSE. (Exhibit (10)-107
          to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1991, Commission File No. 1-4393)
 10.99   Capacity and Energy Exchange Agreement, dated as of October 4, 1991, between Pacific Gas and Electric Company and PSE. (Exhibit (10)-108
          to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1991, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.100  Intertie and Network Transmission Agreement, dated as of October 4,
          1991, between Bonneville Power Administration and PSE. (Exhibit (10)-
          109 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1991, Commission File No. 1-4393)
 10.101  Amendatory Agreement No. 4, executed June 17, 1991, to the Power Sales
          Agreement dated August 27, 1982, between the Bonneville Power
          Administration and PSE. (Exhibit (10)-110 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1991, Commission
          File No. 1-4393)
 10.102  Amendment to Agreement for Firm Power Purchase, dated as of September
          30, 1991, between Sumas Energy, Inc. and PSE. (Exhibit (10)-112 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1991, Commission File No. 1-4393)
 10.103  Centralia Fuel Supply Agreement, dated as of January 1, 1991, between
          Pacificorp Electric Operations and PSE and other Owners of the
          Centralia Steam-Electric Power Plant. (Exhibit (10)-113 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1991, Commission File No. 1-4393)
 10.104  Agreement for Firm Power Purchase dated August 10, 1992, between
          Pyrowaste Corporation, Puget Sound Pyroenergy Corporation and PSE.
          (Exhibit (10)-114 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)
 10.105  Memorandum of Termination dated August 31, 1992, between Encogen
          Northwest, L.P. and PSE. (Exhibit (10)-115 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992, Commission
          File No. 1-4393)
 10.106  Agreement Regarding Security dated August 31, 1992, between Encogen
          Northwest, L.P. and PSE. (Exhibit (10)-116 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992, Commission
          File No. 1-4393)
 10.107  Consent and Agreement dated December 15, 1992, between PSE, Encogen
          Northwest, L.P. and The First National Bank of Chicago, as collateral agent. (Exhibit (10)-117 to PSE's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1992, Commission File No. 1-4393)
 10.108  Subordination Agreement dated December 17, 1992, between PSE, Encogen
          Northwest, L.P., Rolls-Royce & Partners Finance Limited and The First
          National Bank of Chicago. (Exhibit (10)-118 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992, Commission
          File No. 1-4393)
 10.109  Letter Agreement dated December 18, 1992, between Encogen Northwest,
          L.P. and PSE regarding arrangements for the application of insurance proceeds. (Exhibit (10)-119 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1992, Commission File No. 1-4393)
 10.110  Guaranty of Ensearch Corporation in favor of PSE dated December 15,
          1992. (Exhibit (10)-120 to PSE's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1992, Commission File No. 1-4393)
 10.111  Letter Agreement dated October 12, 1992, between Tenaska Washington
          Partners, L.P. and PSE regarding clarification of issues under the
          Agreement for Firm Power Purchase. (Exhibit (10)-121 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1992,
          Commission File No. 1-4393)
 10.112  Consent and Agreement dated October 12, 1992, between PSE and The
          Chase Manhattan Bank, N.A., as agent. (Exhibit (10)-122 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1992, Commission File No. 1-4393)
 10.113  Settlement Agreement dated December 29, 1992, between PSE and the
          Bonneville Power Administration (BPA) providing for power purchase by
          BPA. (Exhibit (10)-123 to PSE's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1992, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.114  Contract with W. S. Weaver, Executive Vice President & Chief Financial
          Officer, dated April 24, 1991. (Exhibit 10.114 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission
          File No. 1-4393)
 10.115  General Transmission Agreement dated as of December 1, 1994, between the Bonneville Power Administration and PSE (BPA Contract No. DE-
          MS79-94BP93947) (Exhibit 10.115 to PSE's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1994, Commission File No. 1-
          4393)
 10.116  PNW AC Intertie Capacity Ownership Agreement dated as of October 11,
          1994 between the Bonneville Power Administration and PSE (BPA
          Contract No. DE-MS79-94BP94521) (Exhibit 10.116 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1994,
          Commission File No. 1-4393)
 10.117  Power Exchange Agreement dated as of September 27, 1995, between
          British Columbia Power Exchange Corporation and PSE. (Exhibit 10.117
          to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, Commission File No. 1-4393)
 10.118  Contract with W. S. Weaver, Executive Vice President and Chief
          Financial Officer, dated October 18, 1996. (Exhibit 10.118 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1996, Commission File No. 1-4393)
 10.119  Contract with S. M. Vortman, Senior Vice President Corporate and
          Regulatory Relations, dated October 18, 1996. (Exhibit 10.119 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1996, Commission File No. 1-4393)
 10.120  Contract with G. B. Swofford, Senior Vice President Customer
          Operations, dated October 18, 1996. (Exhibit 10.120 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1996,
          Commission File No. 1-4393)
 10.121  Service Agreement dated September 1, 1987 between Northwest Pipeline
          Corporation and Washington Natural Gas Company for SGS-1 firm storage service at Jackson Prairie (incorporated herein by reference to
          Washington Natural Gas Company Exhibit 10-A Form 10-K for the year ended September 30, 1994, File No. 11271).
 10.122  Service Agreement dated April 14, 1993 between Questar Pipeline
          Corporation and Washington Natural Gas Company for FSS-1 firm storage service at Clay Basin (incorporated herein by reference to Washington
          Natural Gas Company Exhibit 10-B Form 10-K for the year ended
          September 30, 1994, File No. 11271).
 10.123  Service Agreement dated November 1, 1989, with Northwest Pipeline
          Corporation covering liquefaction storage gas service filed under cover of Form SE dated December 27, 1989.
 10.124  Firm Transportation Service Agreement dated October 1, 1990, between
          Northwest Pipeline Corporation and Washington Natural Gas Company
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 10-D Form 10-K for the year ended September 30, 1994, File
          No. 11271).
 10.125  Gas Transportation Service Contract dated June 29, 1990, between
          Washington Natural Gas Company and Northwest Pipeline Corporation
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-A Form 10-Q for the quarter ended March 31, 1993, File No.
          0-951).
 10.126  Gas Transportation Service Contract dated July 31, 1991, between
          Washington Natural Gas Company and Northwest Pipeline Corporation
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-A Form 10-Q for the quarter ended March 31, 1993, File No.
          0-951).
 10.127  Amendment to Gas Transportation Service Contract dated July 31, 1991, between Washington Natural Gas Company and Northwest Pipeline
          Corporation (incorporated herein by reference to Washington Natural
          Gas Company Exhibit 10-E.2, Form 10-K for the year ended September
          30, 1995, File No. 1-11271).

 Exhibit
 Number                                Description
 -------                               -----------
 10.128  Gas Transportation Service Contract dated July 15, 1994, between
          Washington Natural Gas Company and Northwest Pipeline Corporation
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 10-E-3, Form 10-K for the year ended September 30, 1995, File
          No. 1-11271).
 10.129  Amendment to Gas Transportation Service Contract dated August 15,
          1994, between Washington Natural Gas Company and Northwest Pipeline
          Corporation (incorporated herein by reference to Washington Natural
          Gas Company Exhibit 10-E.4, Form 10-K for the year ended September
          30, 1995, File No. 1-11271).
 10.130  Washington Natural Gas Company Deferred Compensation Plan effective
          September 1, 1995 (incorporated herein by reference to Washington
          Natural Gas Company Exhibit 10-H, Form 10-K for the year ended
          September 30, 1995, File No. 1-11271).
 10.131  Form of Washington Natural Gas Company--Executive Retirement
          Compensation Agreement reflecting all amendments through August 16,
          1995 (incorporated herein by reference to Washington Natural Gas
          Company Exhibit 10-I, Form 10-K for the year ended September 30,
          1995, File No. 1-11271).
 10.132  Second Washington Energy Company Performance Share Plan (amended and restated effective October 1, 1991) (incorporated herein by reference to Washington Energy Company Exhibit 10-L.1, Form 10-K for the year ended September 30, 1991, File No. 0-8745).
 10.133  Washington Energy Company Interim Performance Share Plan effective
          December 7, 1994 (incorporated herein by reference to Washington
          Energy Company Exhibit 10-J.2, Form 10-K for the year ended September
          30, 1995, File No. 1-11227).
 10.134  Washington Energy Company Stock Option Plan (incorporated herein by reference to Exhibit 10-C Washington Energy Company Form 10-Q for the
          quarter ended March 31, 1984, File No. 0-8745).
 10.135  Amendment to Washington Energy Company Stock Option Plan (incorporated herein by reference to Washington Energy Company Exhibit 10-S, Form
          10-K for the year ended September 30, 1986, File No. 0-8745).
 10.136  Amendment to Washington Energy Company Stock Option Plan dated as of
          February 26, 1988 (incorporated herein by reference to Washington
          Energy Company Form S-8, Registration No. 33-24221).
 10.137  Washington Energy Company Stock Option Plan effective December 15,
          1993 (incorporated herein by reference to Washington Energy Company
          Exhibit 99, Registration No. 33-55381).
 10.138  Washington Energy Company Directors Stock Bonus Plan (incorporated herein by reference to Washington Energy Company Exhibit 10-O, Form
          10-K for the year ended September 30, 1990, File No. 0-8745).
 10.139  Form of Conditional Executive Employment Contract, filed under cover of Form SE dated December 27, 1988 (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-M.2, Form 10-K for the
          year ended September 30, 1994, File No. 1-11271).
 10.140  Amended and restated Washington Energy Company and subsidiaries Annual
          Incentive Plan for Vice Presidents and above, dated October 1994
          (incorporated herein by reference to Washington Energy Company
          Exhibit 10-M.3, Form 10-K for the year ended September 30, 1995, File
          No. 1-11227).
 10.141  Interest Rate Swap Agreement dated September 27, 1989 between Thermal
          Resources, Inc. and the First National Bank of Chicago, filed under cover of Form SE dated December 27, 1989, (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-N, Form 10-K
          for the year ended September 30, 1994, File No. 1-11271).

 Exhibit
 Number                                Description
 -------                               -----------
 10.142  Firm Transportation Service Agreement dated March 1, 1992 between
          Northwest Pipeline Corporation and Washington Natural Gas Company
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 10-O, Form 10-K for the year ended September 30, 1994, File
          No. 1-11271).
 10.143  Firm Transportation Service Agreement dated January 12, 1994 between
          Northwest Pipeline Corporation and Washington Natural Gas Company for
          firm transportation service from Jackson Prairie (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-P, Form 10-
          K for the year ended September 30, 1994, File No. 1-11271).
 10.144  Firm Transportation Service Agreement dated January 12, 1994 between
          Northwest Pipeline Corporation and Washington Natural Gas Company for
          firm transportation service from Jackson Prairie (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-Q, Form 10-
          K for the year ended September 30, 1994, File No. 1-11271).
 10.145  Firm Transportation Service Agreement dated January 12, 1994 between
          Northwest Pipeline Corporation and Washington Natural Gas Company for
          firm transportation service from Plymouth, LNG (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-R, Form 10-
          K for the year ended September 30, 1994, File No. 1-11271).
 10.146  Service Agreement dated July 9, 1991 with Northwest Pipeline
          Corporation for SGS-2F Storage Service filed under cover of Form SE dated December 23, 1991 (incorporated herein by reference to
          Washington Natural Gas Company Exhibit 10-S, Form 10-K for the year ended September 30, 1994, File No. 1-11271).
 10.147  Firm Transportation Agreement dated October 27, 1993 between Pacific
          Gas Transmission Company and Washington Natural Gas Company for firm transportation service from Kingsgate (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-T, Form 10-K
          for the year ended September 30, 1994, File No. 1-11271).
 10.148  Firm Storage Service Agreement and Amendment dated April 30, 1991 between Questar Pipeline Company and Washington Natural Gas Company
          for firm storage service at Clay Basin filed under cover of Form SE dated December 23, 1991.
 10.149  Employment agreement with R. R. Sonstelie, Chairman of the Board, dated January 13, 1998. (Exhibit 10.150 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1997, Commission
          File No. 1-4393)
 10.150  Change in control agreement with T. J. Hogan, dated August 17, 1995.
          (Exhibit 10.152 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission File No. 1-4393)
 10.151  Asset Purchase Agreement between PP&L Global, Inc. and PSE. (Exhibit
          2a to Current Report on Form 8-K dated November 13, 1998)
 10.152  Employment agreement with S. A. McKeon, Vice President and General
          Counsel, dated May 27, 1997 (Exhibit 10.152 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1998, Commission
          File No. 1-4393).
 10.153  Employment agreement with R. L. Hawley, Vice President and Chief
          Financial Officer, dated March 16, 1998 (Exhibit 10.153 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31,
          1998, Commission File No. 1-4393).
 23.1    Consent of Perkins Coie LLP (contained in opinion referenced as
          Exhibit 5.1)
 23.2    Consent of PricewaterhouseCoopers LLP*
 23.3    Consent of Arthur Andersen LLP*
 24.1    Power of attorney (contained on signature page of registration statement on page II-16)
 99.1    Form of Proxy*

--------
* Filed herewith.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:
     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:"

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registration's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

     (e) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other items of the applicable form;

     (f) that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

     (g) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (h) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim, for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on April 30, 1999.

                                                 /s/ William S. Weaver
                                          By: _________________________________
                                                     William S. Weaver
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose individual signature appears below hereby authorizes and appoints Richard L. Hawley and James W. Eldridge, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, or any Registration Statements to be filed in connection with this Registration Statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the April 30, 1999.

                  Signature                                     Title
                  ---------                                     -----

          /s/ William S. Weaver              President, Chief Executive Officer and
 ___________________________________________  Director (Principal Executive Officer)
              William S. Weaver

          /s/ Richard L. Hawley              Vice President and Chief Financial Officer
 ___________________________________________  (Principal Financial Officer)
              Richard L. Hawley

          /s/ James W. Eldredge              Corporate Secretary and Controller
 ___________________________________________  (Principal Accounting Officer)
              James W. Eldredge

         /s/ Douglas P. Beighle              Director
 ___________________________________________
             Douglas P. Beighle

         /s/ Charles W. Bingham              Director
 ___________________________________________
             Charles W. Bingham

         /s/ Phyllis J. Campbell             Director
 ___________________________________________
             Phyllis J. Campbell


                 Signature                                     Title
                 ---------                                     -----

          /s/ Donald J. Covey               Director
___________________________________________
              Donald J. Covey

         /s/ Robert L. Dryden               Director
___________________________________________
             Robert L. Dryden

                                            Director
___________________________________________
              John D. Durbin

           /s/ John W. Ellis                Director
___________________________________________
               John W. Ellis

          /s/ Daniel J. Evans               Director
___________________________________________
              Daniel J. Evans

          /s/ Tomio Moriguchi               Director
___________________________________________
              Tomio Moriguchi

         /s/ Sally G. Narodick              Director
___________________________________________
             Sally G. Narodick

       /s/ Richard R. Sonstelie             Director
___________________________________________
           Richard R. Sonstelie

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  2.1    Plan of Exchange between Puget Sound Energy, Inc. and Puget Energy,
          Inc. (Appendix A to the Proxy Statement/Prospectus included in this registration statement)

  3.1 Articles of Incorporation of Puget Energy, Inc. (Appendix B to the proxy statement/prospectus included in this registration statement)

  3.2    Bylaws of Puget Energy, Inc.*

  3.3    Restated Articles of Incorporation of Puget Sound Energy, Inc.
          (Included as Annex F to PSE's Joint Proxy Statement/Prospectus filed
          February 1, 1996, Registration No. 333-617)

  3.4    Restated Bylaws of PSE. (Exhibit 3 to PSE's Quarterly Report on Form
          10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393)

  4.1 Fortieth through Seventy-seventh Supplemental Indentures defining the rights of the holders of PSE's First Mortgage Bonds. (Exhibit 2-d to PSE Registration No. 2-60200; Exhibit 4-c to PSE Registration No. 2-
          13347; Exhibits 2-e through and including 2-k to PSE Registration No.
          2-60200; Exhibit 4-h to PSE Registration No. 2-17465; Exhibits 2-l,
          2-m and 2-n to PSE Registration No. 2-60200; Exhibits 2-m to PSE
          Registration No. 2-37645; Exhibit 2-o through and including 2-s to
          PSE Registration No. 2-60200; Exhibit 5-b to PSE Registration No. 2-
          62883; Exhibit 2-h to PSE Registration No. 2-65831; Exhibit (4)-j-1 to PSE Registration No. 2-72061; Exhibit (4)-a to PSE Registration
          No. 2-91516; Exhibit (4)-b to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393;
          Exhibits (4)(a) and (4)(b) to Company's Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to PSE's Current Report on Form 8-
          K, dated September 5, 1986; Exhibit (4)-b to PSE's Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission
          File No. 1-4393; Exhibit (4)-c to PSE Registration No. 33-18506;
          Exhibit (4)-b to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1990, Commission File No. 1-4393; Exhibits (4)-b and (4)-c to PSE
          Registration No. 33-45916; Exhibit (4)-c to PSE Registration No. 33-
          50788; Exhibit (4)-a to PSE Registration No. 33-53056; Exhibit 4.3 to
          PSE Registration No. 33-63278; Exhibit 4.25 to PSE Registration No.
          333-41181; and Exhibit 4.27 to Current Report on Form 8-K dated March
          5, 1999.)

  4.2    Pledge Agreement dated August 1, 1991, between PSE and The First
          National Bank of Chicago, as Trustee. (Exhibit (4)-j to PSE
          Registration No. 33-45916)

  4.3    Loan Agreement dated August 1, 1991, between the City of Forsyth,
          Rosebud County, Montana and PSE. (Exhibit (4)-k to PSE Registration
          No. 33-45916)

  4.4 Pledge Agreement, dated as of March 1, 1992, by and between PSE and Chemical Bank relating to a series of first mortgage bonds. (Exhibit
          4.15 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993, Commission File No. 1-4393)

  4.5 Pledge Agreement, dated as of April 1, 1993, by and between PSE and The First National Bank of Chicago, relating to a series of first mortgage bonds. (Exhibit 4.16 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393)

  4.6 Indenture of First Mortgage dated as of April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B,
          Registration No. 2-14307).

  4.7 Sixth Supplemental Indenture dated as of August 1, 1966 (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form
          8-K for month of August 1966, File No. 0-951).

  4.8    Twelfth Supplemental Indenture dated as of November 1, 1972
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit to Form 8-K for November 1972, File No. 0-951).

 Exhibit
 Number                                Description
 -------                               -----------
  4.9    Seventeenth Supplemental Indenture dated as of August 9, 1978
          (incorporated herein by reference to Washington Energy Company
          Exhibit 5-K.18, Registration No. 2-64428).

  4.10   Twenty-sixth Supplemental Indenture dated as of September 1, 1990
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-B.19, Form 10-K for the year ended September 30, 1990, File
          No. 0-951).

  4.11   Twenty-seventh Supplemental Indenture dated as of September 1, 1990
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File
          No. 0-951).

  4.12   Twenty-eighth Supplemental Indenture dated as of July 31, 1991
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No.
          0-951).

  4.13   Twenty-ninth Supplemental Indenture dated as of June 1, 1993
          (incorporated herein by reference to Exhibit 4-A of Washington
          Natural Gas Company's S-3 Registration Statement, Registration
          No. 33-49599).

  4.14   Thirtieth Supplemental Indenture dated as of August 15, 1995
          (incorporated herein by reference to Exhibit 4-A of Washington
          Natural Gas Company's S-3 Registration Statement, Registration
          No. 33-61859).

  5.1 Opinion of Perkins Coie LLP as to the legality of the securities being registered*

  8.1    Opinion of Perkins Coie LLP as to certain tax matters*

 10.1    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rock Island Project. (Exhibit 13-b to PSE Registration No. 2-
          24262)

 10.2 First Amendment, dated as of October 4, 1961, to Power Sales Contract between Public Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rocky Reach Project. (Exhibit 13-d to PSE
          Registration No. 2-24252)

 10.3    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rocky Reach Project. (Exhibit 13-e to PSE Registration No. 2-
          24252)

 10.4    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 2 of Grant County, Washington and PSE, relating to the Priest Rapids Development. (Exhibit 13-j to PSE Registration
          No. 2-24252)

 10.5    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 2 of Grant County, Washington and PSE, relating to the Wanapum Development. (Exhibit 13-n to PSE Registration No. 2-
          24252)

 10.6 First Amendment, dated February 9, 1965, to Power Sales Contract between Public Utility District No. 1 of Douglas County, Washington and PSE, relating to the Wells Development. (Exhibit 13-p to PSE
          Registration No. 2-24252)

 10.7    First Amendment, executed as of February 9, 1965, to Reserved Share
          Power Sales Contract between Public Utility District No. 1 of Douglas
          County, Washington and PSE, relating to the Wells Development.
          (Exhibit 13-r to PSE Registration No. 2-24252)

 10.8    Assignment and Agreement, dated as of August 13, 1964, between Public
          Utility District No. 1 of Douglas County, Washington and PSE, relating to the Wells Development. (Exhibit 13-u to PSE Registration
          No. 2-24252)

 10.9    Pacific Northwest Coordination Agreement, executed as of September 15,
          1964, among the United States of America, PSE and most of the other major electrical utilities in the Pacific Northwest. (Exhibit 13-gg to PSE Registration No. 2-24252)

 Exhibit
 Number                                Description
 -------                               -----------
 10.10   Contract dated November 14, 1957, between Public Utility District No.
          1 of Chelan County, Washington and PSE, relating to the Rocky Reach
          Project. (Exhibit 4-1-a to PSE Registration No. 2-13979)

 10.11   Power Sales Contract, dated as of November 14, 1957, between Public
          Utility District No. 1 of Chelan County, Washington and PSE, relating to the Rocky Reach Project. (Exhibit 4-c-1 to PSE Registration No. 2-
          13979)

 10.12   Power Sales Contract, dated May 21, 1956, between Public Utility
          District No. 2 of Grant County, Washington and PSE, relating to the
          Priest Rapids Project. (Exhibit 4-d to PSE Registration No. 2-13347)

 10.13 First Amendment to Power Sales Contract dated as of August 5, 1958, between PSE and Public Utility District No. 2 of Grant County,
          Washington, relating to the Priest Rapids Development. (Exhibit 13-h to PSE Registration No. 2-15618)

 10.14   Power Sales Contract dated June 22, 1959, between Public Utility
          District No. 2 of Grant County, Washington and PSE, relating to the
          Wanapum Development. (Exhibit 13-j to PSE Registration No. 2-15618)

 10.15   Reserve Share Power Sales Contract dated June 22, 1959, between Public
          Utility District No. 2 of Grant County, Washington and PSE, relating to the Priest Rapids Project. (Exhibit 13-k to PSE Registration No.
          2-15618)

 10.16   Agreement to Amend Power Sales Contracts dated July 30, 1963, between
          Public Utility District No. 2 of Grant County, Washington and PSE, relating to the Wanapum Development. (Exhibit 13-1 to PSE
          Registration No. 2-21824)

 10.17   Power Sales Contract executed as of September 18, 1963, between Public
          Utility District No. 1 of Douglas County, Washington and PSE, relating to the Wells Development (Exhibit 13-r to PSE Registration
          No. 2-21824)

 10.18 Reserved Share Power Sales Contract executed as of September 18, 1963, between Public Utility District No. 1 of Douglas County, Washington and PSE, relating to the Wells Development. (Exhibit 13-s to PSE
          Registration No. 2-21824)

 10.19   Exchange Agreement dated April 12, 1963, between the United States of
          America, Department of the Interior, acting through the Bonneville
          Power Administration and Washington Public Power Supply System and
          PSE, relating to the Hanford Project. (Exhibit 13-u to PSE
          Registration 2-21824)

 10.20   Replacement Power Sales Contract dated April 12, 1963, between the
          United States of America, Department of the Interior, acting through the Bonneville Power Administrator and PSE, relating to the Hanford
          Project. (Exhibit 13-v to PSE Registration No. 2-21824)

 10.21 Contract covering undivided interest in ownership and operation of Centralia Thermal Plant, dated May 15, 1969. (Exhibit 5-b to PSE
          Registration No. 2-3765)

 10.22 Construction and Ownership Agreement dated as of July 30, 1971, between The Montana Power Company and PSE. (Exhibit 5-b to PSE
          Registration No. 2-45702)

 10.23   Operation and Maintenance Agreement dated as of July 30, 1971, between
          The Montana Power Company and PSE. (Exhibit 5-c to PSE Registration
          No. 2-45702)

 10.24   Coal Supply Agreement, dated as of July 30, 1971, among The Montana
          Power Company, PSE and Western Energy Company. (Exhibit 5-d to PSE
          Registration No. 2-45702)

 10.25 Power Purchase Agreement with Washington Public Power Supply System and the Bonneville Power Administration dated February 6, 1973.
          (Exhibit 5-e to PSE Registration No. 2-49029)

 10.26 Ownership Agreement among PSE, Washington Public Power Supply System and others dated September 17, 1973. (Exhibit 5-a-29 to PSE
          Registration No. 2-60200)

 Exhibit
 Number                                Description
 -------                               -----------
 10.27   Contract dated June 19, 1974, between PSE and P.U.D No. 1 of Chelan
          County. (Exhibit D to Form 8-K dated July 5, 1974)

 10.28   Restated Financing Agreement among PSE, lessee, Chrysler Financial
          Corporation, owner, Nevada National Bank and Bank of Montreal
          (California), trustee, dated December 12, 1974 pertaining to a combustion turbine generating unit trust. (Exhibit 5-a-35 to PSE
          Registration No. 2-60200)

 10.29   Restated Lease Agreement between PSE, lessee, and the Bank of
          California, and National Association, lessor, dated December 12, 1974 for one combustion generating unit. (Exhibit 5-a-36 to PSE
          Registration No. 2-60200)

 10.30   Financing Agreement Supplement and Amendment among PSE, lessee,
          Chrysler Financial Corporation, owner, The Bank of California,
          National Association, trustee, Pacific Mutual Life Insurance Company,
          Bankers Life Company, and The Franklin Life Insurance Company, lenders, dated as of March 26, 1975, pertaining to a combustion turbine generating unit trust. (Exhibit 5-a-37 to PSE Registration
          No. 2-60200)

 10.31   Lease Agreement Supplement and Amendment between PSE, lessee, and The
          Bank of California, National Association, lessor, dated as of March
          26, 1975 for one combustion turbine generating unit. (Exhibit 5-a-38 to PSE Registration No. 2-60200)

 10.32 Exchange Agreement executed August 13, 1964, between the United States of America, Columbia Storage Power Exchange and PSE, relating to
          Canadian Entitlement. (Exhibit 13-ff to PSE Registration No. 2-24252)

 10.33 Loan Agreement dated as of December 1, 1980 and related documents pertaining to Whitehorn turbine construction trust financing.
          (Exhibit 10.52 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1980, Commission File No. 1-4393)

 10.34   Letter Agreement dated March 31, 1980, between PSE and Manufacturers
          Hanover Leasing Corporation. (Exhibit b-8 to PSE Registration No. 2-
          68498)

 10.35   Coal Supply Agreement for Colstrip 3 and 4, dated as of July 2, 1980;
          Amendment No. 1 to Coal Supply Agreement, dated as of July 10, 1981, and Coal Transportation Agreement dated as of July 10, 1981. (Exhibit
          20-a to Quarterly Report on Form 10-Q for the quarter ended September
          30, 1981, Commission File No. 1-4393)

 10.36   Residential Purchase and Sale Agreement between PSE and the Bonneville
          Power Administration, effective as of October 1, 1981. (Exhibit 20-b to Quarterly Report on Form 10-Q for the quarter ended September 30, 1981, Commission File No. 1-4393)

 10.37   Letter of Agreement to Participate in Licensing of Creston Generating
          Station, dated September 30, 1981. (Exhibit 20-c to Quarterly Report on Form 10-Q for the quarter ended September 30, 1981, Commission
          File No. 1-4393)

 10.38   Power sales contract dated August 27, 1982 between PSE and Bonneville
          Power Administration. (Exhibit 10-a to Quarterly Report on Form 10-Q for the quarter ended September 30, 1982, Commission File No. 1-4393)

 10.39   Agreement executed as of April 17, 1984, between the United States of
          America, Department of the Interior, acting through the Bonneville
          Power Administration, and other utilities relating to extension energy from the Hanford Atomic Power Plant No. 1. (Exhibit (10)-47 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1984, Commission File No. 1-4393)

 10.40   Agreement for the Assignment of Output from the Centralia Thermal
          Project, dated as of April 14, 1983, between PSE and Public Utility
          District No. 1 of Grays Harbor. (Exhibit (10)-48 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1984, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.41   Settlement Agreement and Covenant Not to Sue executed by the United
          States Department of Energy acting by and through the Bonneville
          Power Administration and PSE dated September 17, 1985. (Exhibit (10)-
          49 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1985, Commission File No. 1-4393)

 10.42   Agreement to Dismiss Claims and Covenant Not to Sue dated September
          17, 1985 between Washington Public Power Supply System and PSE.
          (Exhibit (10)-50 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)

 10.43   Irrevocable Offer of Washington Public Power Supply System Nuclear
          Project No. 3 Capability for Acquisition executed by PSE, dated
          September 17, 1985. (Exhibit A of Exhibit (10)-50 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)

 10.44 Settlement Exchange Agreement ("Bonneville Exchange Power Contract") executed by the United States of America Department of Energy acting by and through the Bonneville Power Administration and PSE, dated
          September 17, 1985. (Exhibit B of Exhibit (10)-50 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)

 10.45   Settlement Agreement and Covenant Not to Sue between PSE and Northern
          Wasco County People's Utility District, dated October 16, 1985.
          (Exhibit (10)-53 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)

 10.46   Settlement Agreement and Covenant Not to Sue between PSE and Tillamook
          People's Utility District, dated October 16, 1985. (Exhibit (10)-54 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1985, Commission File No. 1-4393)

 10.47   Settlement Agreement and Covenent Not to Sue between PSE and
          Clatskanie People's Utility District, dated September 30, 1985.
          (Exhibit (10)-55 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393)

 10.48 Stipulation and Settlement Agreement between PSE and Muckleshoot Tribe of the Muckleshoot Indian Reservation, dated October 31, 1986.
          (Exhibit (10)-55 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, Commission File No. 1-4393)

 10.49   Transmission Agreement dated April 17, 1981, between the Bonneville
          Power Administration and PSE (Colstrip Project). (Exhibit (10)-55 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1987, Commission File No. 1-4393)

 10.50   Transmission Agreement dated April 17, 1981, between the Bonneville
          Power Administration and Montana Intertie Users (Colstrip Project).
          (Exhibit (10)-56 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.51 Ownership and Operation Agreement dated as of May 6, 1981, between PSE and other Owners of the Colstrip Project (Colstrip 3 and 4). (Exhibit
          (10)-57 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1987, Commission File No. 1-4393)

 10.52 Colstrip Project Transmission Agreement dated as of May 6, 1981, between PSE and Owners of the Colstrip Project. (Exhibit (10)-58 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1987, Commission File No. 1-4393)

 10.53   Common Facilities Agreement dated as of May 6, 1981, between PSE and
          Owners of Colstrip 1 and 2, and 3 and 4. (Exhibit (10)-59 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.54 Agreement for the Purchase of Power dated as of October 29, 1984, between South Fork II, Inc. and PSE (Weeks Falls Hydro-electric
          Project). (Exhibit (10)-60 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.55   Agreement for the Purchase of Power dated as of October 29, 1984, between South Fork Resources, Inc. and PSE (Twin Falls Hydro-electric
          Project). (Exhibit (10)-61 to PSE's Annual Report on Form 10-K for
          the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.56 Agreement for Firm Purchase Power dated as of January 4, 1988, between the City of Spokane, Washington and PSE (Spokane Waste Combustion
          Project). (Exhibit (10)-62 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.57   Agreement for Evaluating, Planning and Licensing dated as of February
          21, 1985 and Agreement for Purchase of Power dated as of February 21,
          1985 between Pacific Hydropower Associates and PSE (Koma Kulshan
          Hydro-electric Project). (Exhibit (10)-63 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1987, Commission
          File No. 1-4393)

 10.58   Power Sales Agreement dated as of August 1, 1986, between Pacific
          Power & Light Company ("PacifiCorp")and PSE. (Exhibit (10)-64 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1987, Commission File No. 1-4393)

 10.59 Agreement for Purchase and Sale of Firm Capacity and Energy dated as of August 1, 1986 between The Washington Water Power Company
          ("Avista") and PSE. (Exhibit (10)-65 to PSE's Annual Report on Form
          10-K for the fiscal year ended December 31, 1987, Commission File No.
          1-4393)

 10.60   Amendment dated as of June 1, 1968, to Power Sales Contract between
          Public Utility District No. 1 of Chelan County, Washington and PSE
          (Rocky Reach Project). (Exhibit (10)-66 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1987, Commission
          File No. 1-4393)

 10.61   Coal Supply Agreement dated as of October 30, 1970, between the
          Washington Irrigation & Development Company and PSE and other Owners of the Centralia Thermal Project (Centralia Generating Plant).
          (Exhibit (10)-67 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.62 Interruptible Natural Gas Service Agreement dated as of May 14, 1980, between Cascade Natural Gas Corporation and PSE (Whitehorn Combustion
          Turbine). (Exhibit (10)-68 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.63   Interruptible Natural Gas Service Agreement dated as of January 31,
          1983, between Cascade Natural Gas Corporation and PSE (Fredonia
          Generating Station). (Exhibit (10)-69 to PSE's Annual Report on Form
          10-K for the fiscal year ended December 31, 1987, Commission File No.
          1-4393)

 10.64   Interruptible Gas Service Agreement dated May 14, 1981, between
          Washington Natural Gas Company and PSE (Fredrickson Generating
          Station). (Exhibit (10)-70 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.65   Settlement Agreement dated April 24, 1987, between Public Utility
          District No. 1 of Chelan County, the National Marine Fisheries
          Service, the State of Washington, the State of Oregon, the Confederated Tribes and Bands of the Yakima Indian Nation, Colville
          Indian Reservation, Umatilla Indian Reservation, the National
          Wildlife Federation and PSE (Rock Island Project). (Exhibit (10)-71 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1987, Commission File No. 1-4393)

 10.66 Amendment No. 2 dated as of September 1, 1981, and Amendment No. 3 dated September 14, 1987, to Coal Supply Agreement between Western
          Energy Company and PSE and the other Owners of Colstrip 3 and 4.
          (Exhibit (10)-72 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 10.67   Amendatory Agreement No. 1 dated August 27, 1982, and Amendatory
          Agreement No. 2 dated August 27, 1982, to the Power Sales Contract between PSE and the Bonneville Power Administration dated August 27,
          1982. (Exhibit (10)-73 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.68   Transmission Agreement dated as of December 30, 1987, between the
          Bonneville Power Administration and PSE (Rock Island Project).
          (Exhibit (10)-74 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, Commission File No. 1-4393)

 10.69   Agreement for Purchase and Sale of Firm Capacity and Energy between
          The Washington Water Power Company and PSE dated as of January 1,
          1988. (Exhibit (10)-1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1988, Commission File No. 1-4393)

 10.70   Amendment dated as of August 10, 1988, to Agreement for Firm Purchase
          Power dated as of January 4, 1988, between the City of Spokane, Washington and PSE (Spokane Waste Combustion Project).(Exhibit (10)-
          76 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1988, Commission File No. 1-4393)

 10.71   Agreement for Firm Power Purchase dated October 24, 1988, between
          Northern Wasco People's Utility District and PSE (The Dalles Dam
          North Fishway). (Exhibit (10)-77 to PSE's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1988, Commission File No. 1-
          4393)

 10.72 Agreement for the Purchase of Power dated as of October 27, 1988, between Pacific Power & Light Company (PacifiCorp) and PSE. (Exhibit
          (10)-78 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1988, Commission File No. 1-4393)

 10.73   Agreement for Sale and Exchange of Firm Power dated as of November 23,
          1988, between the Bonneville Power Administration and PSE. (Exhibit
          (10)-79 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1988, Commission File No. 1-4393)

 10.74 Agreement for Firm Power Purchase, dated as of February 24, 1989, between Sumas Energy, Inc. and PSE. (Exhibit (10)-1 to Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1989, Commission
          File No. 1-4393)

 10.75   Settlement Agreement, dated as of April 27, 1989, between Public
          Utility District No. 1 of Douglas County, Washington, Portland
          General Electric Company ("Enron"), PacifiCorp, The Washington Water
          Power Company ("Avista") and PSE. (Exhibit (10)-1 to Quarterly Report
          on Form 10-Q quarter ended September 30, 1989, Commission File No. 1-
          4393)

 10.76   Agreement for Firm Power Purchase (Thermal Project), dated as of June
          29, 1989, between San Juan Energy Company and PSE. (Exhibit (10)-2 to
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1989, Commission File No. 1-4393)

 10.77 Agreement for Verification of Transfer, Assignment and Assumption, dated as of September 15, 1989, between San Juan Energy Company,
          March Point Cogeneration Company and PSE. (Exhibit (10)-3 to
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1989, Commission File No. 1-4393)

 10.78   Power Sales Agreement between The Montana Power Company and PSE, dated as of October 1, 1989. (Exhibit (10)-4 to Quarterly Report on Form
          10-Q for the quarter ended September 30, 1989, Commission File No. 1-
          4393)

 10.79 Conservation Power Sales Agreement dated as of December 11, 1989, between Public Utility District No. 1 of Snohomish County and PSE.
          (Exhibit (10)-87 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393)

 10.80 Memorandum of Understanding dated as of January 24, 1990, between the Bonneville Power Administration and The Washington Public Power
          Supply System, Portland General Electric Company ("Enron"), Pacific
          Power & Light Company ("PacifiCorp"), The Montana Power Company, and
          PSE. (Exhibit (10)-88 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.81   Amendment No. 1 to Agreement for the Assignment of Power from the
          Centralia Thermal Project dated as of January 1, 1990, between Public
          Utility District No. 1 of Grays Harbor County, Washington and PSE.
          (Exhibit (10)-89 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)

 10.82   Preliminary Materials and Equipment Acquisition Agreement dated as of
          February 9, 1990, between Northwest Pipeline Corporation and PSE.
          (Exhibit (10)-90 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)

 10.83 Amendment No. 1 to the Colstrip Project Transmission Agreement dated as of February 14, 1990, among the Montana Power Company, The
          Washington Water Power Company ("Avista"), Portland General Electric
          Company ("Enron"), PacifiCorp and PSE. (Exhibit (10)-91 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)

 10.84   Settlement Agreement dated as of February 27, 1990, among United
          States of America Department of Energy acting by and through the
          Bonneville Power Administration, the Washington Public Power Supply
          System, and PSE. (Exhibit (10)-92 to PSE's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1990, Commission File No. 1-
          4393)

 10.85   Amendment No. 1 to the Fifteen-Year Power Sales Agreement dated as of
          April 18, 1990, between Pacificorp and PSE. (Exhibit (10)-93 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)

 10.86   Settlement Agreement dated as of October 1, 1990, among Public Utility
          District No. 1 of Douglas County, Washington, PSE, Pacific Power and
          Light Company ("PacifiCorp"), The Washington Water Power Company
          ("Avista"), Portland General Electric Company ("Enron"), the
          Washington Department of Fisheries, the Washington Department of
          Wildlife, the Oregon Department of Fish and Wildlife, the National
          Marine Fisheries Service, the U.S. Fish and Wildlife Service, the
          Confederated Tribes and Bands of the Yakima Indian Nation, the
          Confederated Tribes of the Umatilla Reservation, and the Confederated
          Tribes of the Colville Reservation. (Exhibit (10)-95 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393)

 10.87   Agreement for Firm Power Purchase dated July 23, 1990, between Trans-
          Pacific Geothermal Corporation, a Nevada corporation, and PSE.
          (Exhibit (10)-1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1991, Commission File No. 1-4393)

 10.88   Agreement for Firm Power Purchase dated July 18, 1990, between
          Wheelabrator Pierce, Inc., a Delaware corporation, and PSE. (Exhibit
          (10)-2 to Quarterly Report on Form 10-Q for the quarter ended March
          31, 1991, Commission File No. 1-4393)

 10.89   Agreement for Firm Power Purchase dated September 26, 1990, between
          Encogen Northwest, L.P., a Delaware corporation, and PSE. (Exhibit
          (10)-3 to Quarterly Report on Form 10-Q for the quarter ended March
          31, 1991, Commission File No. 1-4393)

 10.90   Agreement for Firm Power Purchase (Thermal Project) dated December 27,
          1990, among March Point Cogeneration Company, a California general partnership comprising San Juan Energy Company, a California corporation; Texas-Anacortes Cogeneration Company, a Delaware corporation; and PSE. (Exhibit (10)-4 to Quarterly Report on Form 10-
          Q for the quarter ended March 31, 1991, Commission File No. 1-4393)

 10.91   Agreement for Firm Power Purchase dated March 20, 1991, between
          Tenaska Washington, Inc., a Delaware corporation, and PSE. (Exhibit
          (10)-1 to Quarterly Report on Form 10-Q for the quarter ended June
          30, 1991, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.92   Letter Agreement dated April 25, 1991, between Sumas Energy, Inc. and
          PSE, to amend the Agreement for Firm Power Purchase dated as of
          February 24, 1989. (Exhibit (10)-2 to Quarterly Report on Form 10-Q
          for the quarter ended June 30, 1991, Commission File No. 1-4393)

 10.93   Amendment dated June 7, 1991, to Letter Agreement dated April 25,
          1991, between Sumas Energy, Inc. and PSE. (Exhibit (10)-3 to
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1991,
          Commission File No. 1-4393)

 10.94   Amendatory Agreement No. 3, dated August 1, 1991, to the Pacific
          Northwest Coordination Agreement, executed September 15, 1964, among the United States of America, PSE and most of the other major electrical utilities in the Pacific Northwest. (Exhibit (10)-4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1991,
          Commission File No. 1-4393)

 10.95   Amendment dated July 11, 1991, to the Agreement for Firm Power
          Purchase dated September 26, 1990, between Encogen Northwest, L.P., a
          Delaware limited partnership, and PSE. (Exhibit (10)-1 to Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1991,
          Commission File No. 1-4393)

 10.96   Agreement between the 40 parties to the Western Systems Power Pool
          (PSE being one party) dated July 27, 1991. (Exhibit (10)-2 to
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1991, Commission File No. 1-4393)

 10.97   Memorandum of Understanding between PSE and the Bonneville Power
          Administration dated September 18, 1991. (Exhibit (10)-3 to Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1991,
          Commission File No. 1-4393)

 10.98 Amendment of Seasonal Exchange Agreement, dated December 4, 1991, between Pacific Gas and Electric Company and PSE. (Exhibit (10)-107 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1991, Commission File No. 1-4393)

 10.99 Capacity and Energy Exchange Agreement, dated as of October 4, 1991, between Pacific Gas and Electric Company and PSE. (Exhibit (10)-108 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1991, Commission File No. 1-4393)

 10.100  Intertie and Network Transmission Agreement, dated as of October 4,
          1991, between Bonneville Power Administration and PSE. (Exhibit (10)-
          109 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1991, Commission File No. 1-4393)

 10.101  Amendatory Agreement No. 4, executed June 17, 1991, to the Power Sales
          Agreement dated August 27, 1982, between the Bonneville Power
          Administration and PSE. (Exhibit (10)-110 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1991, Commission
          File No. 1-4393)

 10.102  Amendment to Agreement for Firm Power Purchase, dated as of September
          30, 1991, between Sumas Energy, Inc. and PSE. (Exhibit (10)-112 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1991, Commission File No. 1-4393)

 10.103  Centralia Fuel Supply Agreement, dated as of January 1, 1991, between
          Pacificorp Electric Operations and PSE and other Owners of the Centralia Steam-Electric Power Plant. (Exhibit (10)-113 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1991, Commission File No. 1-4393)

 10.104  Agreement for Firm Power Purchase dated August 10, 1992, between
          Pyrowaste Corporation, Puget Sound Pyroenergy Corporation and PSE.
          (Exhibit (10)-114 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.105  Memorandum of Termination dated August 31, 1992, between Encogen
          Northwest, L.P. and PSE. (Exhibit (10)-115 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992, Commission
          File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.106  Agreement Regarding Security dated August 31, 1992, between Encogen
          Northwest, L.P. and PSE. (Exhibit (10)-116 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992, Commission
          File No. 1-4393)

 10.107  Consent and Agreement dated December 15, 1992, between PSE, Encogen
          Northwest, L.P. and The First National Bank of Chicago, as collateral agent. (Exhibit (10)-117 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.108  Subordination Agreement dated December 17, 1992, between PSE, Encogen
          Northwest, L.P., Rolls-Royce & Partners Finance Limited and The First
          National Bank of Chicago. (Exhibit (10)-118 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992, Commission
          File No. 1-4393)

 10.109  Letter Agreement dated December 18, 1992, between Encogen Northwest,
          L.P. and PSE regarding arrangements for the application of insurance proceeds. (Exhibit (10)-119 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.110  Guaranty of Ensearch Corporation in favor of PSE dated December 15,
          1992. (Exhibit (10)-120 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.111  Letter Agreement dated October 12, 1992, between Tenaska Washington
          Partners, L.P. and PSE regarding clarification of issues under the Agreement for Firm Power Purchase. (Exhibit (10)-121 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.112  Consent and Agreement dated October 12, 1992, between PSE and The
          Chase Manhattan Bank, N.A., as agent. (Exhibit (10)-122 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.113  Settlement Agreement dated December 29, 1992, between PSE and the
          Bonneville Power Administration (BPA) providing for power purchase by BPA. (Exhibit (10)-123 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File No. 1-4393)

 10.114  Contract with W. S. Weaver, Executive Vice President & Chief Financial
          Officer, dated April 24, 1991. (Exhibit 10.114 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission
          File No. 1-4393)

 10.115  General Transmission Agreement dated as of December 1, 1994, between the Bonneville Power Administration and PSE (BPA Contract No. DE-
          MS79-94BP93947) (Exhibit 10.115 to PSE's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1994, Commission File No. 1-
          4393)

 10.116  PNW AC Intertie Capacity Ownership Agreement dated as of October 11,
          1994 between the Bonneville Power Administration and PSE (BPA
          Contract No. DE-MS79-94BP94521) (Exhibit 10.116 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 1-4393)

 10.117  Power Exchange Agreement dated as of September 27, 1995, between
          British Columbia Power Exchange Corporation and PSE. (Exhibit 10.117 to PSE's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996, Commission File No. 1-4393)

 10.118  Contract with W. S. Weaver, Executive Vice President and Chief
          Financial Officer, dated October 18, 1996. (Exhibit 10.118 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Commission File No. 1-4393)

 10.119  Contract with S. M. Vortman, Senior Vice President Corporate and
          Regulatory Relations, dated October 18, 1996. (Exhibit 10.119 to
          PSE's Annual Report on Form 10-K for the fiscal year ended December
          31, 1996, Commission File No. 1-4393)

 Exhibit
 Number                                Description
 -------                               -----------
 10.120  Contract with G. B. Swofford, Senior Vice President Customer
          Operations, dated October 18, 1996. (Exhibit 10.120 to PSE's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1996,
          Commission File No. 1-4393)

 10.121  Service Agreement dated September 1, 1987 between Northwest Pipeline
          Corporation and Washington Natural Gas Company for SGS-1 firm storage service at Jackson Prairie (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-A Form 10-K for the year ended September 30, 1994, File No. 11271).

 10.122  Service Agreement dated April 14, 1993 between Questar Pipeline
          Corporation and Washington Natural Gas Company for FSS-1 firm storage service at Clay Basin (incorporated herein by reference to Washington
          Natural Gas Company Exhibit 10-B Form 10-K for the year ended
          September 30, 1994, File No. 11271).

 10.123  Service Agreement dated November 1, 1989, with Northwest Pipeline
          Corporation covering liquefaction storage gas service filed under cover of Form SE dated December 27, 1989.

 10.124  Firm Transportation Service Agreement dated October 1, 1990, between
          Northwest Pipeline Corporation and Washington Natural Gas Company
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 10-D Form 10-K for the year ended September 30, 1994, File
          No. 11271).

 10.125  Gas Transportation Service Contract dated June 29, 1990, between
          Washington Natural Gas Company and Northwest Pipeline Corporation
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-A Form 10-Q for the quarter ended March 31, 1993, File No.
          0-951).

 10.126  Gas Transportation Service Contract dated July 31, 1991, between
          Washington Natural Gas Company and Northwest Pipeline Corporation
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 4-A Form 10-Q for the quarter ended March 31, 1993, File No.
          0-951).

 10.127 Amendment to Gas Transportation Service Contract dated July 31, 1991, between Washington Natural Gas Company and Northwest Pipeline
          Corporation (incorporated herein by reference to Washington Natural
          Gas Company Exhibit 10-E.2, Form 10-K for the year ended September
          30, 1995, File No. 1-11271).

 10.128  Gas Transportation Service Contract dated July 15, 1994, between
          Washington Natural Gas Company and Northwest Pipeline Corporation
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 10-E-3, Form 10-K for the year ended September 30, 1995, File
          No. 1-11271).

 10.129  Amendment to Gas Transportation Service Contract dated August 15,
          1994, between Washington Natural Gas Company and Northwest Pipeline
          Corporation (incorporated herein by reference to Washington Natural
          Gas Company Exhibit 10-E.4, Form 10-K for the year ended September
          30, 1995, File No. 1-11271).

 10.130  Washington Natural Gas Company Deferred Compensation Plan effective
          September 1, 1995 (incorporated herein by reference to Washington
          Natural Gas Company Exhibit 10-H, Form 10-K for the year ended
          September 30, 1995, File No. 1-11271).

 10.131  Form of Washington Natural Gas Company--Executive Retirement
          Compensation Agreement reflecting all amendments through August 16, 1995 (incorporated herein by reference to Washington Natural Gas
          Company Exhibit 10-I, Form 10-K for the year ended September 30,
          1995, File No. 1-11271).

 10.132 Second Washington Energy Company Performance Share Plan (amended and restated effective October 1, 1991) (incorporated herein by reference to Washington Energy Company Exhibit 10-L.1, Form 10-K for the year ended September 30, 1991, File No. 0-8745).

 10.133  Washington Energy Company Interim Performance Share Plan effective
          December 7, 1994 (incorporated herein by reference to Washington
          Energy Company Exhibit 10-J.2, Form 10-K for the year ended September
          30, 1995, File No. 1-11227).

 Exhibit
 Number                                Description
 -------                               -----------
 10.134  Washington Energy Company Stock Option Plan (incorporated herein by reference to Exhibit 10-C Washington Energy Company Form 10-Q for the
          quarter ended March 31, 1984, File No. 0-8745).

 10.135 Amendment to Washington Energy Company Stock Option Plan (incorporated herein by reference to Washington Energy Company Exhibit 10-S, Form
          10-K for the year ended September 30, 1986, File No. 0-8745).

 10.136  Amendment to Washington Energy Company Stock Option Plan dated as of
          February 26, 1988 (incorporated herein by reference to Washington
          Energy Company Form S-8, Registration No. 33-24221).

 10.137  Washington Energy Company Stock Option Plan effective December 15,
          1993 (incorporated herein by reference to Washington Energy Company
          Exhibit 99, Registration No. 33-55381).

 10.138 Washington Energy Company Directors Stock Bonus Plan (incorporated herein by reference to Washington Energy Company Exhibit 10-O, Form
          10-K for the year ended September 30, 1990, File No. 0-8745).

 10.139 Form of Conditional Executive Employment Contract, filed under cover of Form SE dated December 27, 1988 (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-M.2, Form 10-K for the year ended September 30, 1994, File No. 1-11271).

 10.140  Amended and restated Washington Energy Company and subsidiaries Annual
          Incentive Plan for Vice Presidents and above, dated October 1994
          (incorporated herein by reference to Washington Energy Company
          Exhibit 10-M.3, Form 10-K for the year ended September 30, 1995, File
          No. 1-11227).

 10.141  Interest Rate Swap Agreement dated September 27, 1989 between Thermal
          Resources, Inc. and the First National Bank of Chicago, filed under cover of Form SE dated December 27, 1989, (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-N, Form 10-K for the year ended September 30, 1994, File No. 1-11271).

 10.142  Firm Transportation Service Agreement dated March 1, 1992 between
          Northwest Pipeline Corporation and Washington Natural Gas Company
          (incorporated herein by reference to Washington Natural Gas Company
          Exhibit 10-O, Form 10-K for the year ended September 30, 1994, File
          No. 1-11271).

 10.143  Firm Transportation Service Agreement dated January 12, 1994 between
          Northwest Pipeline Corporation and Washington Natural Gas Company for firm transportation service from Jackson Prairie (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-P, Form 10-
          K for the year ended September 30, 1994, File No. 1-11271).

 10.144  Firm Transportation Service Agreement dated January 12, 1994 between
          Northwest Pipeline Corporation and Washington Natural Gas Company for firm transportation service from Jackson Prairie (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-Q, Form 10-
          K for the year ended September 30, 1994, File No. 1-11271).

 10.145  Firm Transportation Service Agreement dated January 12, 1994 between
          Northwest Pipeline Corporation and Washington Natural Gas Company for firm transportation service from Plymouth, LNG (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-R, Form 10-
          K for the year ended September 30, 1994, File No. 1-11271).

 10.146  Service Agreement dated July 9, 1991 with Northwest Pipeline
          Corporation for SGS-2F Storage Service filed under cover of Form SE dated December 23, 1991 (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-S, Form 10-K for the year ended September 30, 1994, File No. 1-11271).

 10.147  Firm Transportation Agreement dated October 27, 1993 between Pacific
          Gas Transmission Company and Washington Natural Gas Company for firm transportation service from Kingsgate (incorporated herein by reference to Washington Natural Gas Company Exhibit 10-T, Form 10-K for the year ended September 30, 1994, File No. 1-11271).

 Exhibit
 Number                                Description
 -------                               -----------
 10.148  Firm Storage Service Agreement and Amendment dated April 30, 1991 between Questar Pipeline Company and Washington Natural Gas Company
          for firm storage service at Clay Basin filed under cover of Form SE dated December 23, 1991.

 10.149 Employment agreement with R. R. Sonstelie, Chairman of the Board, dated January 13, 1998. (Exhibit 10.150 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1997, Commission
          File No. 1-4393)

 10.150  Change in control agreement with T. J. Hogan, dated August 17, 1995.
          (Exhibit 10.152 to PSE's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission File No. 1-4393)

 10.151  Asset Purchase Agreement between PP&L Global, Inc. and PSE. (Exhibit
          2a to Current Report on Form 8-K dated November 13, 1998)

 10.152  Employment agreement with S. A. McKeon, Vice President and General
          Counsel, dated May 27, 1997 (Exhibit 10.152 to PSE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1998, Commission
          File No. 1-4393).

 10.153  Employment agreement with R. L. Hawley, Vice President and Chief
          Financial Officer, dated March 16, 1998 (Exhibit 10.153 to PSE's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1998, Commission File No. 1-4393).

 23.1    Consent of Perkins Coie LLP (contained in opinion referenced as
          Exhibit 5.1)

 23.2    Consent of PricewaterhouseCoopers LLP*

 23.3    Consent of Arthur Andersen LLP*

 24.1 Power of attorney (contained on signature page of registration statement on page II- )

 99.1    Form of Proxy*

--------
* Filed herewith.